UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CROSS COUNTRY HEALTHCARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

6551 Park of Commerce Boulevard, N.W.
Boca Raton, FL 33487
Dear Cross Country stockholders, employees, customers, and stakeholders:
We are proud of what we accomplished in 2022, emerging as a dynamic and agile market leader with an innovative digital footprint and a seasoned leadership team. As we enter 2023, our customers are seeking new and innovative ways to reduce their reliance on contingent staffing and cut costs, and we are all looking for ways to address many healthcare workers’ post-pandemic burn-out and fatigue.
These are among the challenges that Cross Country Healthcare aims to address by leveraging our full suite of services while providing unique market-leading insights in order to help our clients shape their decisions.
Our technology has enabled us to become even more relevant and efficient, while serving a new generation of healthcare providers that often prefers to interact digitally and who have embraced a gig economy. Many of these more junior or newer professionals expect and desire greater geographic and tenure flexibility in their job and career trajectories. No staffing system can function well without attracting a steady stream of new and talented professionals, and Cross Country enables our healthcare clients to access this deep and dedicated pool of emerging providers through either a managed service program or our vendor neutral solutions.
The U.S. health care system spends more than a trillion dollars annually on labor. And we are seizing this potential: we have met or exceeded revenue guidance in 13 of the last 14 quarters while delivering unrivalled on-time start times and de minimis critical cancellations rates. Our reputation is built on this excellence and reliability which provides us a strong foundation upon which to grow.
We ask for your voting support for our Board members, 2022 executive compensation program, and other items described in this proxy to continue to deliver sustainable financial success while maintaining our top-tier ISS environmental, social, and governance ratings, our workforce that is diverse from the Board level down, and our compensation plans that are both prudent in size and aligned with our strategy.
We encourage your participation in our annual meeting, invite your input throughout the year, and thank you for your investment in our purpose, our people, and future.
Sincerely,

Kevin C. Clark, Chairman of the Board of Directors	John A. Martins, President and Chief Executive Officer

6551 Park of Commerce Boulevard, N.W.
Boca Raton, Florida 33487
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Date and Time May 16, 2023 at 12:00 p.m. Eastern Time

Location
Cross Country Healthcare, Inc. will have a virtual-only Annual Meeting of Stockholders in 2023, conducted exclusively via live audio cast at www.virtualshareholdermeeting.com/CCRN2023. There will not be a physical location for our 2023 Annual Meeting of Stockholders. Cross Country Healthcare Inc.’s Proxy Statement for the 2023 Annual Meeting of Stockholders and 2022 Annual Report are available at www.proxyvote.com.

Cross Country Healthcare, Inc. (the “Company,” “we,” “us,” or “our”) will hold the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) as a virtual only meeting via live audio cast on the internet for the following purposes:
Agenda		Board’s Voting Recommendation
Proposal 1	To elect eight director nominees to serve for a one-year term	✔FOR each director nominee
Proposal 2	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023	✔FOR
Proposal 3	To approve, on a non-binding, advisory basis, the compensation paid to our named executive officers in 2022 (“say on pay” vote)	✔FOR
Proposal 4	To conduct an advisory vote on the frequency of future say on pay votes	✔FOR
We will consider and act upon other business that may properly come before the Annual Meeting or its adjournment, postponement, or continuation.
Only the Company’s stockholders of record at the close of business on March 20, 2023 (the “Record Date”) are entitled to receive this Notice of Internet Availability of Proxy Materials (this “Notice”) and to vote during the Annual Meeting or its adjournment, postponement, or continuation.
To attend, vote at, and submit questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/CCRN2023 and enter the 16-digit control number included in your Notice, voting instruction form or proxy card. Please allow ample time for online check-in, which will begin at 11:45 a.m. Eastern Time on May 16, 2023.

The date on which the Proxy Statement is first being made available to the Company’s stockholders is on or about April 3, 2023. The Proxy Statement, which more fully describes the matters to be considered at the Annual Meeting, is attached to this Notice. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission (the “SEC”)) accompany this Notice, but are not deemed to be part of the Proxy Statement.
It is important that your shares be represented at the Annual Meeting. We urge you to review the attached Proxy Statement and, whether or not you plan to participate in the Annual Meeting, to vote your shares promptly by completing, signing and returning the accompanying proxy card. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States. If you participate in the virtual meeting, you may withdraw your proxy and vote your share electronically during the Annual Meeting.
By Order of the Board of Directors,

Susan E. Ball
Executive Vice President, Chief Administrative Officer,
General Counsel and Secretary

April 3, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 16, 2023: Cross Country Healthcare Inc.’s 2023 Proxy Statement for the 2023 Annual Meeting of Stockholders and 2022 Annual Report are available via the Internet at www.proxyvote.com.

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Forward Looking Statements
This Proxy Statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding our environmental, social, and other sustainability plans, initiatives, projections, goals, commitments, expectations, or prospects, are forward-looking. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. Forward-looking statements reflect management’s current expectations and are inherently uncertain. These forward-looking statements rely on assumptions and involve risks and uncertainties, including, but not limited to, factors detailed herein and under Part I, “Item 1A. Risk Factors” and in other sections of our 2022 Annual Report and in other filings with the SEC.
Any standards of measurement and performance made in reference to our environmental, social, and other sustainability plans and goals are developing and based on assumptions, and no assurance can be given that any such plan, initiative, projection, goal, commitment, expectation, or prospect can or will be achieved.
Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and, except as required by law, we undertake no duty to update or revise any forward-looking statement.
Website References
This document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The content of information on these websites is not part of this Proxy Statement.
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6551 Park of Commerce Boulevard, N.W.
Boca Raton, Florida 33487
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
OUR BOARD OF DIRECTORS
WHO WE ARE
The Board currently consists of nine members. The current terms of all nine members expire at the Annual Meeting, and all but Mr. Dircks are standing for re-election at the Annual Meeting to hold office until the next annual meeting of stockholders and until their successors are elected. We acknowledge and thank Mr. Dircks for his service on the Board for over 20 years.
The following eight directors have been nominated for election at the Annual Meeting for a one-year term ending upon the 2024 Annual Meeting of Stockholders:
KEVIN C. CLARK, 62 Co-Founder and Chairman of the Board of Directors, Cross Country Healthcare Director since 2019
Formerly:
•  President, Chief Executive Officer and Director, Cross Country Healthcare, Inc. (2019–March 2022)
• Chair and Chief Executive Officer, Talivity, Inc. (2015–2018)
• Chair and Chief Executive Officer, OGH, LLC (2002–2015)
• Chair and Chief Executive Officer, Pinnacor Inc. (1999–2001)
•  Chair and Chief Executive Officer, Poppe Tyson, Inc. (1996–1998)
• Chair and Chief Executive Officer, Cross Country, Inc.
(1986–1994)
Education:
• BBA, Florida Atlantic University
Director-relevant skills, experiences, and attributes:
•  Extensive experience building and leading health staffing, technology, and workforce solutions companies
• Institutional knowledge of Cross Country
• Governance experience based on prior and current board
service

2

DWAYNE ALLEN, 61 Senior Vice President, Solution Innovation, Emerging Technology, Architecture, and Intellectual Property, and Chief Technology Officer, Unisys Corporation Director since 2023
Currently:
•  Senior Vice President & Chief Technology Officer, Unisys Corporation (since 2021)
Formerly:
• Global Digital Strategist, Microsoft Corp. (2019–2021)
•  Vice President & Chief Information Officer, Masonite International (2017–2019)
•  Chief Information Officer, Components, Cummins, Inc. (2011–2017)
•  Executive Director, Global Applications Development & Support, Cummins, Inc. (2009-2011)
•  Vice President, Information Technology, Fifth Third Bank (2003–2009)
•  Various positions, including Vice President and Division Chief Information Officer, Corporate Services Technology, Wells Fargo & Company, Inc. (2001–2003)
• IT Director, Strategy & Planning, Marriott International
(1996–1998)
Education:
• MBA, George Washington University
• BA, University of Virginia
Director-relevant skills, experiences, and attributes:
•  Over 25 years of leadership experience creating IT platforms and advancing digital strategy across industries
•  Track record of promoting digital innovation to enhance businesses
•  Experience leveraging advanced analytics and big data to reduce friction and increase efficiencies

3

VENKAT BHAMIDIPATI, 56 Retired Executive Vice President and Chief Financial Officer, McAfee Corp. Director since 2022
Formerly:
•  Investor and Strategic Advisor, Technology and Healthcare Companies (2022)
•  Executive Vice President, Chief Financial Officer, McAfee Corp. (2020–2022)
•  Executive Vice President, Chief Financial Officer, Providence St. Joseph Health (2017–2020)
•  Managing Director, Business Development & Mergers & Acquisitions, Microsoft Corp. (2016–2017)
•  Chief Financial Officer, Worldwide Enterprise Group, Microsoft Corp. (2011-2016)
•  Chief Financial Officer, Operations & Technology, Microsoft Corp. (2004–2011)
•  Various positions, including Senior Finance Director, Exodus Communications (1999–2004)
•  Various positions, including Controller, Sales, Hitachi Data Systems (1993–1999)
•  Manager, Assurance, PricewaterhouseCoopers (1988-1990)
Education:
• MBA, Kelly School of Business at Indiana University
• MA, Osmania University
Director-relevant skills, experiences, and attributes:
•  Led a comprehensive digital transformation process at Providence
• Instrumental in leading Microsoft’s cloud transition
•  Deep background in finance, digital strategy, corporate development, operations, and supply chain management
•  Seasoned investor and strategic advisor in technology and healthcare companies

4

W. LARRY CASH, 74 Lead Independent Director Retired President, Financial Services and Chief Financial Officer, Community Health Systems Director since 2001
Formerly:
• Director, AAC Holdings, Inc. (OTC: AACH) (2017–2019)
•  Various positions, including President of Financial Services, Chief Financial Officer and Director, Community Health Systems, Inc. (1997–2017)
•  Vice President and Group Chief Financial Officer of Columbia/HCA Healthcare Corporation (1996–1997)
• Various positions, including Senior Vice President of Finance and Operations, Humana, Inc. (1973–1996)
Education and awards:
• BS, University of Kentucky at Lexington
•  Recognized as one of the top three CFOs in the healthcare sector by Institutional Investor magazine for eleven consecutive years during his tenure at Community Health
Systems
Director-relevant skills, experiences, and attributes:
•  Experienced financial and operations executive with a keen understanding of healthcare industry dynamics
• Long track record in the acute and managed care sectors
•  Oversaw revenue growth from $700 million to over $18 billion at Community Health Systems
•  Governance experience with prior service on the Board of AAC Holdings, Inc.

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GALE FITZGERALD, 72 Retired Former Principal of TranSpend, Inc. Director since 2007
Formerly:
• Founder and Principal, TranSpend, Inc. (2003–2022)
• Director, Diebold Nixdorf, Inc. (NYSE: DBD) (1999–2019)
• President, QP Group, Inc. (1994–2000)
•  Various positions, including Chair and Chief Executive Officer, Computer Task Group, Inc. (1991–2000)
•  Various technical, marketing and management positions, including Vice President, Professional Services, IBM,
(1973–1991)
Education:
• MA, Augustine Institute
• BA, Connecticut College
Director-relevant skills, experiences, and attributes:
•  Led a publicly traded, multinational IT staffing company for nearly a decade
•  Co-founded a strategic consulting firm focused on business process improvements and supply chain optimization
•  Deep understanding of corporate strategic planning and risk mitigation
•  Governance experience from prior service on the Board of Diebold Nixdorf, Inc.

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JOHN A. MARTINS, 55 President and Chief Executive Officer, Cross Country Healthcare (April 2022– Present) Director since 2022
Formerly:
•  Group President, Delivery, Cross Country Healthcare, Inc. (May 2021–April 2022)
•  Group President, Nurse and Allied, Cross Country Healthcare, Inc. (February 2021–May 2021)
•  Senior Vice President of Operations Strategy, Aya Healthcare, Inc. (2017–2020)
•  Senior Vice President, General Manager, AMN Healthcare Services, Inc. (2015–2017)
•  Various positions, including President, Onward Healthcare (2008–2015)
• Vice President, Access Nurses (2005–2008)
• Financial Advisor, Morgan Stanley (2004–2005)
•  Various positions, including Vice President of Operations, The Et Al Group (1996–2004)
•  Developer, UPS (1994–1996)
Education:
• BA, William Peterson University
Director-relevant skills, experiences, and attributes:
•  Keen understanding of developing and deploying digital innovation and technology in the healthcare staffing industry
•  Extensive knowledge of travel nurse and allied, per diem, locum tenens, and education staffing services
• Institutional knowledge of Cross Country Healthcare

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JANICE E. NEVIN, M.D., MPH, 62 President and CEO, ChristianaCare Health System (2014–Present) Director since 2020
Formerly:
•  Various positions, including Chief Medical Officer and Chief Patient Safety Officer, ChristianaCare Health System
(2002 – 2014)
•  Director, Sidney Kimmel Medical College (1995 – 2002)
Education and awards:
•  MD, Sidney Kimmel Medical College at Thomas Jefferson University
• MPH, University of Pittsburgh
• BA, Harvard University
• Inducted into Delaware Women’s Hall of Fame in 2017
•  Recognized among 100 Great Healthcare Leaders to Know by Becker’s Hospital Review in 2017
• Named the 2016 Woman of Distinction by the Girl Scouts of
the Chesapeake Bay
Director-relevant skills, experiences, and attributes:
•  Experience leading the operations of a large healthcare system with first-hand knowledge of healthcare staffing
•  Nationally recognized as a pioneer and thought leader in value-based care and population health; selected by Modern Healthcare as one of its 50 Most Influential Clinical Executives in 2020, 2021 and 2022
•  Developed the unique data-driven care coordination platform CareVio™ to proactively address patients’ social and behavioral health needs in addition to their medical needs, a program which earned the 2017 John M. Eisenberg Patient Safety and Quality Award

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MARK PERLBERG, JD, 67 Managing Director, Nautic Partners, LLC (Since 2020) Director since 2015
Formerly:
•  President and Chief Executive Officer, Oasis Outsourcing Holdings Inc. (2003–2020)
• President and COO, Profit Recovery Group Inc. (2000–2003)
•  Vice President and General Manager, North Region, John H. Harland Company (1996–2000)
•  Area Vice President, Latin America and Caribbean, The Western Union Company (1989–1995)
Education:
• JD, Boston College Law School
• BA, University of Rochester
Director-relevant skills, experiences, and attributes:
•  Track record of leadership and sales strategy development across a wide array of industries, including human resources, business services, utilities, and financial institutions
•  Experience growing companies both organically and through acquisitions
•   Has planned and successfully implemented key growth strategies, including creating and leading an integrated sales, operations, IT, and client service platform

OUR SKILLS, EXPERIENCES AND ATTRIBUTES
Our Board has identified key skills, experiences and attributes that are important to be represented on the Board in light of the Company’s business strategy and anticipated future needs. These skills, experiences, and attributes include:
•	Substantial executive leadership experience working at an array of health care entities with staffing needs;
•	Experience building and/or working for entities that address outsourcing staffing needs in both the health and digital fields;
•	Investment, legal, financial, and accounting expertise;
•	Experience creating IT platforms and advancing digital transformation;
•	Diversity with respect to age, gender, race, and ethnicity, such that the Board reflects the diversity of our Company, our customers, and the healthcare professionals with whom we work; and
•	High ethical standards, integrity, professionalism, and business judgment.
The following chart highlights some of our directors’ core skills, experiences, and attributes and describes their importance to our business strategy.
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Board Skills, Tenure, and Diversity
Our director nominees bring to our Board a wide variety of skills, qualifications, and viewpoints that strengthen the Board’s ability to carry out its oversight role on behalf of our stockholders. The table below is a summary of the range of skills and experiences that each director nominee brings to the Board, each of which we find to be relevant to our business. Because it is a summary, it does not include all of the skills, experiences, and qualifications that each director nominee offers, and the fact that a particular experience, skill, or qualification is not listed does not mean that a director nominee does not possess it. All of our director nominees exhibit high integrity, an appreciation for diversity of background and thought, innovative thinking, a proven record of success, and deep knowledge of corporate governance requirements and best practices.

ATTRIBUTES, EXPERTISE & SKILLS	Kevin C. Clark	W. Larry Cash	Dwayne Allen	Venkat Bhamadipati	Gale Fitzgerald	John A. Martins	Janice E. Nevin, M.D., MPH	Mark Perlberg, JD
Leadership Experience	√	√	√	√	√	√	√	√
Financial Literacy	√	√	√	√	√	√	√	√
IT/Digital Tranformation Experience	√	√	√	√	√	√	√	√
Audit Committee Financial Expert		√		√				
Relevant Industry Experience	√	√		√	√	√	√	√
Human Capital Management Experience	√	√	√	√	√	√	√	√
Risk Management Expertise	√	√	√	√	√	√	√	√

As discussed below, while we do not have a formal policy on diversity, we are committed to comprising our Board with well-rounded individuals possessing diverse and complementary skills, core-competencies and expertise, including diversity with respect to age, gender, national origin and race, for the optimal functioning of the Board. Additionally, the Board does not believe that arbitrary term limits on directors’ service are appropriate, however, directors are required to resign at the age of 75 and the Board may accept or reject such resignation at its discretion. Directors who have served on the Board for an extended period of time have institutional knowledge and are able to provide valuable insight into the operations and future of the Company based on their experience with and understanding of the Company’s history, policies, and objectives. The Board self-evaluation process described below will be an important determinant for Board tenure.
The charts and Board Diversity Matrix below provide a snapshot of certain characteristics of our current Board. The information as of April 3, 2023 includes Mr. Dircks; as discussed above, Mr. Dircks was not nominated to stand for re-election at the 2023 Annual Meeting and the size of our Board will be reduced to eight members following the conclusion of the Annual Meeting.
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Director Age
Age < 61
Age 62-70
Age > 70

Director Tenure
< 10 years
10-20 years
> 20 years

Director Diversity
Female or Racially or Ethnically Diverse

Board Diversity Matrix as of April 3, 2023
Total Number of Directors	9
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	4	0	0
Two or More Races or Ethnicities	0	1	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0
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The Board Diversity Matrix as of April 4, 2022 includes Mr. Trunfio, who retired and did not stand for re-election at the 2022 Annual Meeting.
Board Diversity Matrix as of April 4, 2022
Total Number of Directors	9
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	5	0	0
Two or More Races or Ethnicities	0	1	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0
HOW WE ARE SELECTED, ELECTED AND SERVE
At the direction of our Board of Directors, the Governance and Nominating Committee, assisted as appropriate by other members of the Board and management:
•	Develops recommendations for the size and composition of the Board, reflecting:
○	current and anticipated operational, business, financial and sector needs, including needs for any specialized knowledge
○	core competencies, integrity and leadership
○	a range of complementary and diverse attributes such as diversity of age, gender, race, ethnicity, disability, orientation, national origin, veteran status, etc.
•	Identifies opportunities for director refreshment
•	Identifies candidates, with assistance of board search firm, for the Board to consider nominating to stand for election, including:
○	Considering director candidates recommended by stockholders on the same basis and in the same manner as other candidates and in compliance with established procedures.
○	Taking into account each potential candidate’s
■	Relevant experience including in healthcare, staffing, IT, business, finance and accounting;
■	Personal and professional integrity;
■	Ability to commit the needed time and resources to be an effective director; and
■	Overall fit into the mix of Board-wide skills, experiences, and attributes.
All stockholder recommendations for director candidates must be submitted to our legal department at 6551 Park of Commerce Boulevard, N.W., Boca Raton, Florida, 33487, Attn: General Counsel, which will forward all recommendations to the Governance and Nominating Committee.
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Except as set forth in our Amended and Restated Bylaws filed with the SEC and available at https://ir.crosscountryhealthcare.com/corporate-governance, there have been no changes to the procedures by which stockholders may recommend director nominees to our Board since our last disclosure of such procedures, which appeared in the definitive Proxy Statement for our 2022 Annual Meeting of Stockholders.
The Board currently consists of nine members. The current terms of all nine directors expire at the Annual Meeting, and eight of such directors are standing for re-election at the Annual Meeting. As discussed above, Mr. Dircks was not nominated to stand for re-election at the Annual Meeting and the size of our Board will be reduced to eight members following the Annual Meeting.
Each director nominee elected will hold office until the 2024 Annual Meeting of Stockholders and until a successor has been duly elected and qualified unless, prior to such meeting a director shall resign, or his or her directorship shall become vacant due to his or her death, resignation, or removal. All director nominees were elected at the 2022 Annual Meeting of Stockholders, other than Messrs. Allen and Bhamidipati who were elected by the Board to serve as directors effective January 3, 2023 and November 16, 2022, respectively.
Each director nominee has agreed to serve, if elected, and management has no reason to believe that any of the director candidates will be unavailable to serve if elected. If any of the director nominees should be unavailable for election, the proxies will be voted for the election of such other person as may be recommended by the Board in place of such director nominee. Shares properly voted will be voted FOR each director nominee unless the stockholder indicates on the proxy that authority to vote the shares is withheld for one or more of the director nominees listed. A proxy cannot be voted for a greater number of persons than the eight director nominees.
There are no arrangements or understandings between any of the director nominees or executive officers and any other person pursuant to which our director nominees or executive officers have been selected for their respective positions.
WHAT WE ACCOMPLISHED
Our Board was active in 2022 in overseeing the continued execution of the Company’s strategy and working with our management team to evolve our business for accelerated growth, higher efficiency, and long-term value creation. In addition to fulfilling its ongoing, core oversight function, our Board achieved several significant milestones in 2022, including:
•	Conducting a comprehensive succession planning exercise and implementing a thorough succession and continuity plan for each of the Company’s principal executives;
•	Overseeing a successful leadership transition, with John Martins becoming our new President and Chief Executive Officer;
•	Retaining Kevin C. Clark as new Chairman of the Board;
•	Conducting a comprehensive refreshment process resulting in the appointment of two new independent directors, Dwayne Allen and Venkat Bhamidipati, in January 2023 and November 2022, respectively;
•
Authorizing a $100 million share repurchase program, and repurchasing 1.4 million shares in 2022, reflecting the strength of our financial position and our confidence in our ability to continue to execute on our strategy;

•
Holding a two-day, Board-led strategy session to conduct an evaluation of the Company’s strategy, business performance and configuration, risks and opportunities and other topics central to long-term value creation;

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•	Conducting a tabletop cybersecurity exercise, enhancing the Board’s ability to anticipate and respond to various cybersecurity risks;
•	Realigning the focus and oversight of certain risks to Committees based on an annual assessment of key risk topics; and
•	Evaluating and approving three acquisitions, strengthening Cross Country’s position in the talent management landscape, and enhancing our ability to solve complex workforce challenges.
HOW WE ARE EVALUATED
The Governance and Nominating Committee is responsible for ensuring that the Board has a robust and effective performance process in place for the Board, as well as for the CEO and management. At least on an annual basis, each Board member is required to complete an anonymous assessment distributed by a third party regarding the performance of the full Board, his or her individual performance on the Board, and the effectiveness of the Committee on which he or she serves. The results are aggregated, and a detailed summary is provided to the Chairperson of the Governance and Nominating Committee and the Chairman of the Board. Thereafter, the results are communicated with the full Board and Chairpersons of the Committees and discussions occur to address any issues that may have arisen.
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HOW WE GOVERN AND ARE GOVERNED
Board Independence
Our securities are listed on Nasdaq and, as set forth in our Governance Guidelines, we use the standards of “independence” prescribed by Nasdaq requirements. Under Nasdaq rules, a majority of a listed company’s board of directors must be independent directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit committee and compensation committee be independent and satisfy additional independence criteria set forth in Rules 10A-3 and 10C-1, respectively, under the Exchange Act. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Annually, each member of the Board is required to complete a questionnaire designed in part to provide information to assist the Board in determining if the director is independent under the Nasdaq rules. Based upon information requested from and provided by each director concerning their background, employment, and affiliations, including family relationships, our Board has determined, upon the recommendation of our Governance and Nominating Committee, that the following directors are independent and have no material relationship with the Company: Dwayne Allen, Venkat Bhamidipati, W. Larry Cash, Thomas C. Dircks, Gale Fitzgerald, Janice E. Nevin, M.D., MPH, and Mark Perlberg, JD. Mr. Cash serves as the Board’s Lead Independent Director.
As Mr. Martins is our President and Chief Executive Officer, he is not independent, and as Mr. Clark was our former President and Chief Executive Officer, he is not independent. The Board has also determined that each of the current members of our Audit Committee and our Compensation Committee satisfies the independence standards for such committee established by Rules 10A-3 and 10C-1 under the Exchange Act, the SEC rules, and the Nasdaq rules, as applicable, and that the current members of the Governance and Nominating Committee are also independent.
Governance Frameworks and Policies
Our core governance frameworks and provisions are contained in our Governance Guidelines, Code of Conduct and Business Ethics Policy. These can be found on our website at https://ir.crosscountryhealthcare.com/corporate-governance or provided in print at no charge, upon request to our Corporate Secretary at 6551 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487. We will disclose any changes in, or waivers from, our Code of Conduct and Business Ethics Policy by posting such information on the same website or by filing a current report on Form 8-K, in each case if such disclosure is required by the rules of the SEC or Nasdaq.
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Board Committees
Our Board has three standing committees: Audit, Compensation, and Governance and Nominating Committees. Each of these committees is comprised solely of independent directors within the meaning of Rule 5605(a)(2) of the Nasdaq Listing Rules. Each committee operates pursuant to a committee charter. The charters of the Audit, Compensation, and Governance and Nominating Committees are on our website at https://ir.crosscountryhealthcare.com/corporate-governance. In 2022, the Board refreshed its committees. See table and footnotes below.
The following chart provides a summary of the committees’ duties, responsibilities, and composition:
Committee	Responsibilities and Duties	Members	Meetings in 2022
Audit Committee
• The Audit Committee is the principal agent of the Board in overseeing (i) the quality and integrity of our financial statements, (ii) legal and regulatory compliance, (iii) the independence, qualifications, and performance of our independent registered public accounting firm, (iv) the performance of our internal auditors, (v) the integrity of management and the quality and adequacy of disclosures to stockholders, (vi) the company’s systems and disclosure controls and procedures; (vii) risk management related to cybersecurity risks; and (viii) risk management related to environmental/climate risks.
• The Audit Committee is responsible for hiring and terminating our independent registered public accounting firm and approving all auditing, as well as any audit-related and any other non-auditing services to be performed by the independent registered public accounting firm.
• In carrying out its duties and responsibilities, the Audit Committee shall have the authority to engage outside legal, compliance, accounting and other advisers and seek any information it requires from employees, officers, and directors.
•  The Audit Committee may form and delegate authority to subcommittees consisting of one or more of its members as the Audit Committee deems appropriate to carry out its responsibilities and exercise its powers, subject to such reporting to or ratification by the Audit Committee as the Audit Committee shall direct.
		Cash†*♦ Allen♦(1) Bhamidipati*♦(1) Dircks*♦(2) Fitzgerald(3) Freeman(4) Nevin♦	8
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Committee	Responsibilities and Duties	Members	Meetings in 2022
Compensation Committee
• The role of the Compensation Committee includes (i) reviewing and approving corporate goals and objectives relevant to Chief Executive Officer (“CEO”) compensation; (ii) evaluate the CEO’s performance in light of the goals and objectives, and determine and approve the CEO’s compensation level based on this evaluation; (iii) make recommendations to the Board with respect to compensation, incentive compensation plans and equity-based plans for all executive officers of the Company, and develop guidelines and review compensation and overall performance of all executive officers of the Company; (iv) produce a Compensation Committee report on executive compensation as required by the SEC to be included in the Company’s annual Proxy Statement or Annual Report on Form 10-K filed with the SEC; (v) evaluate on an annual basis the performance of the Compensation Committee in accordance with applicable rules and regulations; (vi) annually review and make recommendations to the Board regarding non-employee director compensation; (vii) oversee the Company’s policies and procedures relating to human capital management and retention risks; and (viii) oversee the Company’s diversity, equity and inclusion programs.
		Perlberg†(5) Cash Freeman(4) Fitzgerald(3) Trunfio(6)	8

• Under its charter, the Compensation Committee has the authority and may, in its sole discretion, obtain advice and seek assistance from internal and external legal, accounting and other consultants. The Compensation Committee has the sole authority to select or receive advice from, and terminate a compensation consultant or other advisor to the Compensation Committee (other than in-house legal counsel) to assist in the evaluation of the compensation of our CEO, executive officers and directors, including sole authority to approve such firm’s fees and other retention terms, and we provide appropriate funding as determined by the Compensation Committee. In selecting advisers, the Compensation Committee will take into consideration certain independence factors.

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Committee	Responsibilities and Duties	Members	Meetings in 2022

• The Compensation Committee may establish one or more subcommittees consisting of one or more members of the Board to focus on specific aspects of its duties and responsibilities and may delegate any of its responsibilities to any such subcommittee if it so chooses, provided that the subcommittee decisions are presented to the full Compensation Committee for ratification at its next scheduled meeting.

Governance and Nominating Committee
• The role of the Governance and Nominating Committee is to: (i) develop and recommend to the Board of Directors a set of corporate governance principles and review them at least annually; (ii) determine the qualifications for board membership and recommend nominees to the stockholders; (iii) ensure a robust and effective performance evaluation process is in place for the Board, the CEO, and senior management, as well as an effective succession planning process for these positions; (iv) oversee the Company’s policies and procedures relating to governance, as well as risks relating to the same; and (v) oversee the Board’s structure and organization.
•  The Committee shall have the sole authority to retain and terminate external advisors to the extent additional expertise is deemed necessary in fulfilling the Committee’s fiduciary responsibilities.
• The Committee may form and delegate authority to subcommittees consisting of one or more of its members, other Board members and officers of the Company as the Committee deems appropriate and permitted under applicable rules and regulations in order to carry out its responsibilities.
		Fitzgerald† Dircks(2) Nevin Perlberg Trunfio(6)	9
†	Committee Chairperson
*	Audit Committee Financial Expert, as defined in the applicable SEC regulations
♦	Possesses requisite financial sophistication required by Nasdaq Rule 5605(c)(2)(A)
(1)	Mr. Allen and Mr. Bhamidipati were appointed to the Audit Committee in January 2023.
(2)
Mr. Dircks was appointed to the Audit Committee in March 2022 and to the Governance and Nominating Committee in May 2022. As discussed above, Mr. Dircks was not nominated to stand for re-election at the Annual Meeting.

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(3)	Ms. Fitzgerald rotated off the Audit Committee and was appointed to the Compensation Committee in March 2022.
(4)	Mr. Freeman served on the Audit Committee and Compensation Committee until June 2022, when he passed away.
(5)	Mr. Perlberg was appointed as Chairperson of the Compensation Committee in March 2022, effective May 2022.
(6)
Joseph A. Trunfio served as a director of the Board from October 2001 through May 16, 2022, and he served on the Governance and Nominating Committee since May 2006 and served as Chairperson of the Compensation Committee from January 2014 until May 2022. Mr. Trunfio retired from the Board in May 2022 at the age of 75 pursuant to the Company’s guidelines.

Board and Committee Meetings
During the fiscal year ended December 31, 2022 (“Fiscal 2022”), there were 8 meetings of the Board. For Fiscal 2022, each director attended more than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees on which he or she served (for the period that such director served on the Board and/or committee during 2022). All directors attended 100% of the meetings of the Board during the period in which he or she served as a director, and more than 90% of the meetings of the committee or committees on which he or she served. All directors nominated for election to the Board were members of the Board for the entirety of Fiscal 2022, with the exception of Mr. Martins, who became a director in April 2022, and Messrs. Bhamidipati and Allen who became directors in November 2022 and January 2023, respectively. It is the practice of the Board to have the independent directors meet in an executive session at each meeting of the Board. While we do not have a formal policy, it is also our practice that all directors should attend the Annual Meeting of Stockholders. During the Board’s quarterly May meeting held in person, all directors, with the exception of Messrs. Allen and Bhamidipati, who were not directors at that time, adjourned to attend the 2022 Annual Meeting of Stockholders which was held virtually.
Risk Oversight
The Board oversees executives’ management of risks that are most relevant to the Company. In this role, the Board is responsible for the overall supervision of our risk management activities which occurs at both the full Board level and at the committee level.
Our Audit Committee also has the responsibility to, among other things, review with management, the Company’s policies regarding major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee also reviews with management, the policies governing the process by which risk assessment and risk management are undertaken and has oversight for the effectiveness of management’s enterprise risk management process that monitors key business risks facing us, such as cybersecurity and data privacy risks and environmental and climate risks, among others. In addition to our Audit Committee, the other committees of the Board consider the risks within their areas of responsibility. For example, the Compensation Committee assesses risk that could result from the structure and design of our executive compensation programs, our incentive compensation plans, director compensation, perquisites, compliance with the Sarbanes-Oxley Act of 2002 regarding prohibitions on loans to executive officers and directors, human capital management and retention risks, among others. The Governance and Nominating Committee evaluates risks with respect to, among other things, corporate governance matters, the structure of the Board, and the background and suitability of director nominees. Additionally, the Board continually evaluates our risks related to cybersecurity, liquidity, operations, credit, regulatory compliance and fiduciary risks, and the processes in place to monitor and control such exposures. Management also provides regular updates throughout the year to the respective committees regarding management of the risks they oversee, and each of these committees report their findings to the full Board, including any areas of risk that require Board attention. Additionally, the full Board reviews our short- and long-term strategies, including consideration of risks facing us and their potential impact.
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While the full Board has overall responsibility for risk oversight, the Board has delegated responsibility related to certain risks to its committees. During 2022, the Board and management evaluated the risks most germane to the Company and specifically identified certain topics as appropriate to be delegated to committees in order to provide more focus and oversight of these areas:
Key Topics Identified in 2022 and Delegated to Committees
Audit Committee	Compensation Committee
- Cybersecurity and Data Protection Risks	- Human Capital Management and Retention
- Environmental/Climate Risks	- Diversity, Equity and Inclusion
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Board Leadership Structure
Our Company is led by Mr. John A. Martins, who serves as our President and Chief Executive Officer. Our Board is currently comprised of Mr. Martins, our President and Chief Executive Officer, Mr. Clark, our former President and Chief Executive Officer, and seven independent directors. Mr. Clark has served as the non-executive Chairman of the Board since April 2022, and Mr. Cash has served as the Lead Independent Director of the Board since 2019. As discussed earlier, Mr. Dircks was not nominated to stand for re-election at the Annual Meeting.
The Board has determined that our current board leadership structure is appropriate and helps to ensure proper risk oversight for us for a number of reasons, the most significant of which are as follows:
•
The Board determines the structure based on what it believes is in the best interest of the Company and its stockholders at any given point in time. While the Company does not maintain a policy to separate the CEO and Chairman of the Board roles, the current Board structure separates the CEO and Chairman of the Board roles to allow the CEO to focus on running the day-to-day business.

•
The Chairman of our Board presides over the Board meetings, consults with our Lead Independent Director, other Board members, and the CEO to create and approve appropriate agendas for Board meetings and determine the appropriate time allocated to each agenda item in discussion of our short and long-term objectives and serves as the primary interface between management and the Board.

•
Our Lead independent Director serves as an independent liaison for the Chairman of the Board, Board members and the Company’s stakeholders. He monitors the CEO-Chairman of the Board relationship and supports the Chairman of the Board. Our Lead Independent Director also presides over independent director executive sessions and ensures Board agendas cover topics of interest or concerns to independent directors.

•
Members of our Board are kept informed of our business by various documents sent to them before each meeting and as otherwise requested, as well as through oral reports made to them during these meetings by our CEO, CFO, and other senior executives.

•
Our Board structure provides strong oversight by independent directors, who regularly meet in executive session without management present. The Board is advised of all actions taken by the various committees of the Board and has full access to all of our books, records and reports.

Members of the Board have direct access to the management team and those individuals are available at all times to answer questions from Board members. Our Board has extensive management experience in business and, in particular, the healthcare industry in which we operate. The continuity and tenure of our Board provides a valuable source of institutional knowledge.
HOW YOU CAN COMMUNICATE WITH US
Stockholder Engagement
We believe that effective corporate governance includes year-round engagement with our stockholders and other stakeholders. We meet regularly with our stockholders, including both large and small investors, to discuss business strategy, performance, compensation philosophy, corporate governance, and environmental and social topics. In a typical year, we will engage with dozens of stockholders, including our largest stockholders, two to three times a year. This outreach is complementary to the hundreds of touchpoints our Investor Relations team has with stockholders each year. We find it beneficial to have ongoing dialogue with our stockholders throughout the year on a full range of investor priorities (instead of engaging with stockholders only prior to our annual meeting on issues to be voted on in the proxy statement).
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Depending on the circumstance, our lead director or another independent director may engage in these conversations with stockholders as well. Our direct engagement with stockholders helps us better understand our stockholders’ priorities, perspectives, and issues of concern, while giving us an opportunity to elaborate on our many initiatives and practices and to address the extent to which various aspects of these matters are (or are not) significant given the scope and nature of our operations and our existing practices. We take insights from this feedback into consideration and regularly share them with our Board as we review and evolve our practices and disclosures.
Our Board of Directors casts a wide net for information to inform its deliberations, oversight and decision making. Our Board values regular input from investors and other stakeholders who have a shared financial interest in the Company. Our Board has created a number of ways for investors and other stakeholders to provide input including:
•	Attending the Annual Meeting of Stockholders and submitting questions to be addressed during the meeting;
•	Attending quarterly earnings calls, investor conferences and other similar opportunities;
•	Calling our toll-free number, 1-800-354-7197;
•	Sending an email to an individual director, a committee, or the full board at governance@crosscountry.com;
•	Mailing a letter to us at 6551 Park of Commerce Blvd, Boca Raton, Florida 33487 Attn: General Counsel; or
•	Requesting a stockholder engagement meeting via one of the means outlined here.
All such communications will be forwarded directly to the Board or any individual director or committee of the Board, as applicable.
NON-EMPLOYEE DIRECTOR COMPENSATION
Annually, the Compensation Committee evaluates the Company’s non-employee director compensation design, competitiveness and effectiveness, to help ensure the program continues to facilitate the attraction and retention of highly qualified board members. During Fiscal 2021, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) to review the competitiveness of our non-employee director compensation program relative to industry peers and other comparably sized organizations and provide recommendations as deemed appropriate. The industry peer groups used in these periodic market studies are the same ones used to assess pay competitiveness for named executive officers. Following the Fiscal 2021 analysis, and effective in June 2022, the Compensation Committee approved increases to the cash retainers for board service, from $70,000 to $75,000 annually, and for the Chairperson of the Governance and Nominating Committee, from $10,000 to $12,250, all to align more closely with 50th percentile market values. Similarly, increases were also approved, effective in June 2022, to the annual equity grant value, from $110,000 to $125,000, and the non-employee director stock ownership requirement, from two times to three times the board cash retainer value. The Compensation Committee annually reviews the independence of Pearl Meyer. Pearl Meyer does not perform any additional services for the Company other than its compensation consulting services to the Compensation Committee and is deemed to be independent under relevant stock exchange standards.
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Cash Compensation
In Fiscal 2022, our independent directors were awarded fees based on the schedule set forth below, and the fees are paid on a quarterly basis. Only non-employee directors receive compensation for their services as directors. Compensation for Mr. Clark, our former President and Chief Executive Officer and for Mr. Martins, our current President and Chief Executive Officer, is reflected under “Compensation Discussion and Analysis” below.
Board Cash Retainer	$75,000
Chairman of Board Service	$85,000
Audit Committee Chairperson Service	$25,000
Compensation Committee Chairperson Service	$15,000
Governance and Nominating Committee Chairperson Service	$12,250
Lead Independent Director Service	$25,000
Consistent with historic practice, no payments were made for non-chairperson committee member services in Fiscal 2022.
Equity Compensation
During Fiscal 2022, Messrs. Clark, Cash, Dircks, Freeman, and Perlberg and Mses. Fitzgerald and Nevin each received a grant of restricted shares of Common Stock on June 1, 2022, under the Company’s Cross Country Healthcare, Inc. 2020 Omnibus Incentive Plan (the “2020 Omnibus Incentive Plan”). Each such grant consisted of a number of shares of restricted Common Stock equal to approximately $125,000, based on the closing price of our Common Stock on the date of grant. The vesting period for the restricted shares granted to directors is one year, which aligns with the Company’s annual board term. Mr. Bhamidipati received a pro-rated grant of restricted shares of Common Stock on November 16, 2022, consisting of a number of shares of restricted Common Stock equal to approximately $62,500, based on the closing price of our Common Stock on the date of grant.
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Travel Reimbursement
All independent directors are reimbursed for the reasonable travel expenses they incur in attending meetings of the Board or Board committees.
Stock Ownership Requirement
Non-employee directors are required to hold an amount of the Company’s common stock equal to three times the annual board cash retainer of $75,000, which amount may be accumulated over five years. Unvested restricted shares and indirectly owned shares are included in determining whether the threshold has been achieved. As of April 3, 2023, all current directors are in compliance with, or on track to gain compliance within his or her respective five-year grace period, with our stock ownership guidelines.
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2022 DIRECTOR COMPENSATION TABLE
The following table provides compensation information for our non-employee directors for Fiscal 2022, except for Mr. Clark, our former President and Chief Executive Officer. As Mr. Clark served as our President and Chief Executive Officer until March 31, 2022, his Fiscal 2022 compensation is set forth in the Summary Compensation Table on page 61 of this proxy statement. Similarly, Mr. Martins’, our current President and Chief Executive Officer, Fiscal 2022 Compensation is set forth in the Summary Compensation Table on page 61 of this proxy statement. Additionally, Mr. Allen joined our Board in Fiscal 2023, and is therefore not included in this table.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)(4)(5)	Total ($)
Venkat Bhamidipati	—	62,500	62,500
W. Larry Cash	123,750	125,000	248,750
Thomas C. Dircks	95,000	125,000	220,000
Gale Fitzgerald	85,439	125,000	210,439
Darrell S. Freeman, Sr.	92,500	125.000	217,500
Janice E. Nevin, M.D., MPH	73,750	125,000	198,750
Mark Perlberg, JD	85,000	125,000	210,000
Joseph A. Trunfio, Ph.D.	21,250	—	21,250
(1)
Mr. Trunfio retired in May 2022; he received one quarterly cash payment totalling $21,250 in 2022 prior to his retirement. Mr. Freeman was re-elected as a director of the Company in May 2022 and served as a director until June 2022 when he passed away. As a result, the Company paid his estate $56,250, the Board’s annual cash retainer for the remaining period he would have served as a director.

(2)
Amounts in this column reflect the aggregate grant date fair value of awards of restricted stock granted under our 2020 Omnibus Incentive Plan and computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, Compensation-Stock Compensation (ASC Topic 718). The assumptions used in determining the amounts in this column are set forth in Note 14 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 23, 2023. Except for Mr. Bhamidipati, the restricted stock was granted on June 1, 2022 with a grant date fair value per share of $17.36. Mr. Bhamidipati’s pro-rated grant occurred on November 16, 2022, with a grant date fair value per share of $33.79. All awards will vest on the first anniversary of their grant date. Based on a grant date fair value of approximately $125,000 and $62,500, respectively, the actual number of shares of restricted stock granted to each director was 7,201 shares, and 1,850 shares for Mr. Bhamidipati. Mr. Trunfio did not receive equity awards in 2022.

(3)
Aggregate restricted shares outstanding as of December 31, 2022 for each director were as follows: Venkat Bhamidipati: 1,850; W. Larry Cash: 7,201; Thomas C. Dircks: 7,201; Gale Fitzgerald: 7,201; Janice E. Nevin: 7,201; and Mark Perlberg: 7,201.

(4)
When Mr. Freeman passed away in June 2022, his unvested equity awards ceased to exist at that time. The Board approved and the Company made a cash payment to Mr. Freeman’s estate in an amount equal to the 7,201 unvested shares (or $145,604) awarded to Mr. Freeman in June 2022 prior to his death.

(5)
The Company’s Governance Guidelines provide for accelerated vesting of stock grants to an independent director upon retirement so long as the director was at least 70 years old or has served on the Board for 7 years. Upon Mr. Trunfio’s retirement in May 2022, 11,819 shares granted to him vested.

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OUR COMPANY
WHAT WE DO
Cross Country Healthcare finds the right people at the right time in the right capacities to work at thousands of entities that need qualified healthcare or educational talent and provides those individuals with optimal flexibility, compensation, and support.
Among others, we create opportunities for:
•	Registered Nurses (RN)
•	Licensed Practical Nurses (LPN/LVN)
•	Certified Nursing Assistants (CNA)
•	Physicians (MD)
•	Advanced Practitioners (AP) (e.g., Nurse Practitioners, Physician Assistants, Medical Assistants, etc.)
•	Allied Health professionals in roles such as:
○	Diagnostic Imaging
○	Rehabilitation
○	Medical Laboratory
○	Respiratory
○	Pharmacy Social Worker
○	Dental
•	Educational roles including:
○	Speech language therapists
○	Physical therapists
○	Teachers
○	Substitute teachers
•	Non-clinical health care roles including:
○	Health Information Management
○	Administrative/Clerical
○	Dietary
○	Medical Billers/Medical Coders
○	Environmental Services
Our clients operate in diverse settings such as:
•	Ambulatory Care Facilities
•	Correctional Facilities
•	Home Health Services
•	Hospice Care Services
•	Hospitals
•	Insurance Companies
•	Long-term Care/Skilled Nursing Facilities
•	Physician Practices
•	School Systems
•	Urgent Care Centers
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We use an array of digital and advanced management platforms, databases and solutions to provide these services and enable the people we place to find employment in their preferred formats including full- and part-time work, per-diem arrangements, contract and travel roles and other evolving models reshaping the nature of work globally.
WHO WE ARE
Although we harness the power of advanced digital and management solutions, we are fundamentally a company of people who find people to help people in need of health care. Although the law requires us to feature information about our Board of Directors and executive officers, we think of ourselves more holistically as a company of over 10,000 people, including approximately 2,700 corporate employees and an average of more than 12,500 full-time equivalent field employees, providing value via a variety of arrangements to over 5,000 facilities in all 50 states.
In addition to our President and Chief Executive Officer, John A. Martins, our corporate leadership includes:
Name	Age	Position
Susan E. Ball, JD, MBA, RN	59	EVP, Chief Administrative Officer, General Counsel and Secretary
William J. Burns, MBA, CPA	53	EVP, Chief Financial Officer
Cynthia A. Grieco	48	Vice President, Corporate Treasurer
Marc Krug, JD, MBA	55	Group President, Delivery
Colin P. McDonald, MS	55	Chief Human Resources Officer
Karen Mote	58	President, Cross Country Locums
Phillip Noe	52	Chief Information Officer
James V. Redd III, MBA, CPA	53	Chief Accounting Officer
Daniel J. White	61	Chief Commercial Officer
SUSAN E. BALL, 59 Executive Vice President, Chief Administrative Officer, General Counsel and Secretary Joined Company in 2002
Formerly:
•  Corporate Counsel, Cross Country Healthcare, Inc. (2002 – 2004)
• Attorney at Gunster, Yoakley & Stewart, P.A. (1998 – 2002)
•  Attorney at Skadden, Arps, Slate, Meagher and Flom LLP (NY) (1996 – 1998)
•  Registered nurse
Education:
• MBA, Florida Atlantic University
• JD, New York Law School
• BS, The Ohio State University

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WILLIAM J. BURNS, 53 Executive Vice President, Chief Financial Officer Joined Company in 2014
Formerly:
•  Chief Operating Officer, Cross Country Healthcare, Inc. (2018 – 2019)
•  Chief Financial Officer, Cross Country Healthcare, Inc. (2014 – 2018)
•  Group Vice President and Corporate Controller, Gartner, Inc. (2008 – 2014)
• Chief Accounting Officer, CA Technologies, Inc.
(2006 – 2008)
• Various accounting and finance roles, Time Warner, Coty, Inc.,
Honeywell, and Adecco North America (1995 – 2006)
• Auditor and Senior Auditor, Deloitte & Touche, LLC
(1992 – 1995)
Education:
• MBA, New York University Stern School of Business
• BA, Queens College
•  Certified Public Accountant

CYNTHIA A. GRIECO, 48 Vice President, Corporate Treasurer Joined Company in 2016
Formerly:
•  Vice President, Treasury Operations, Cross Country Healthcare, Inc. (2018 – 2022)
•  Senior Director, Assistant Treasurer, Cross Country Healthcare, Inc. (2017 – 2018)
•  Director, Treasury Operations, Cross Country Healthcare, Inc. (2016 – 2017)
• Various treasury positions, JM Family Enterprises
(2001 – 2015)
Education:
• BBA, Florida Atlantic University

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MARC KRUG, 55 Group President, Delivery Joined Company in 2017
Formerly:
•  Division President, Travel, Cross Country Healthcare, Inc. (2021 – 2022)
•  Division President Travel and Local, Cross Country Healthcare, Inc. (2021)
•  Senior Vice President, Travel Nurse and Allied Delivery, Cross Country Healthcare, Inc. (2020 – 2021)
•  Senior Vice President, Travel Allied, Cross Country Healthcare, Inc. (2018 – 2020)
•  Vice President, Allied, Cross Country Healthcare, Inc. (2017 – 2018)
•  President, Jackson Therapy Partners (January 2016–November 2016)
• Executive Vice President, Noor Staffing Group (2011–2015)
•  Attorney in Massachusetts
Education:
• MBA, Boston College Carroll School of Management
• JD, New England School of Law
•  BA, University of Massachusetts

COLIN MCDONALD, 55 Chief Human Resources Officer Joined Company in 2014
Formerly:
•  Senior Vice President, Human Resources, Cross Country Healthcare, Inc. (2020 – 2022)
•  Vice President, Human Resources & Labor Relations, Cross Country Healthcare, Inc. (2014 – 2020)
• Various human resources roles at Carnival Cruise Lines,
RandCol Staffing and Citrix
Education:
• MS, Mercy College
• BA, State University of New York at New Paltz

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KAREN MOTE, 58 President, Cross Country Locums Joined Company in 2002
Formerly:
•  Vice President, Cross Country Advanced Practice (2015 – 2019)
• Director, Cross Country Advanced Practice (2009 – 2014)
• Director, Medical Doctor Associates (2008 - 2009)
• Manager, Medical Doctor Associates (2001 – 2008)
•  Staffing Consultant, Medical Doctor Associates (1998 – 2001)
Education:
•  Clinical Laboratory Degree, North Georgia Technical College

PHIL NOE, 52 Chief Information Officer Joined Company in 2021
Formerly:
• Chief Information Officer, Vaco, LLC (2018 – 2021)
• Chief Information Officer, Adecco Group, NA (2013 – 2018)
Education:
•  Master of Health Administration and Master of Information Management, Washington University
• BS, University of Florida

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JAMES V. REDD III, 53 Chief Accounting Officer Joined Company in 2017
Formerly:
•  Senior Vice President, Corporate Controller, Cross Country Healthcare, Inc. (2021 - 2022)
•  Vice President, Assistant Corporate Controller, Cross Country Healthcare, Inc. (2017 - 2021)
• Assistant Controller, Vision Group Holdings (2016 - 2017)
•  Accounting, SOX Compliance and SEC Reporting, Tyco and ADT (2011 - 2016)
•  Deloitte and Touche, Audit and Assurance (2005 – 2011)
Education:
• MBA, Florida Atlantic University
• Bachelor of Science, Randolph Macon College
•  Certified Public Accountant

DANIEL J. WHITE, 61 Chief Commercial Officer Joined Company in 2022
Formerly:
• Chief Executive Officer, Healthcareteams, Inc. (2021-2022)
•  President, Strategic Workforce Solutions, AMN Healthcare, Inc. (2014 - 2021)
•  President, Recruitment Process Outsourcing, Pontoon Solutions (2013 - 2014)
•  Global Offering Leader, Smarter Workforce Services (now IBM Talent Management Consulting) (2013)
• Global Practice Lead, Recruitment Process Outsourcing,
Convergys Corporation (2004 - 2005)
Education:
• BA, University of San Diego

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HOW WE DO WHAT WE DO
As a company that finds people to fill roles in which they care for other human beings, we ourselves have to be attentive to how we recruit, educate, train, enable, support, inspire and protect our own employees. Here are examples of some of the ways we try to do these things (all information is as of December 31, 2022):
•	We protect employees’ freedom of association
•	We administer a human rights policy aligned with the International Labor Organization’s Declaration of Human Rights and the United Nations Guiding Principles on Human rights
•	We do not tolerate discrimination or harassment
•	Our programs and practices prioritize our employees’ physical and mental health and safety
○	24/7 hotline for injuries
○	Psychotherapist on call
○	Group therapy sessions monthly
○	Monthly webinars on health, safety, and well-being issues
•	We administer a comprehensive diversity, equity, and inclusion policy
○	33% of our executive and leadership teams self-identify as female
○	56% of our Board self-identifies as diverse by gender, race, or ethnicity
○	43% of our workforce self-identifies as non-white and 78% as female
•	We address employees’ work-life needs with a rewards package including health, retirement, paid time off, family leave and other benefits, pursuant to applicable law
•	Our philosophy is for corporate employees to work where and how they are most productive:
○	Remote environment or at an office
○	Flexible scheduling arrangements
○	Job sharing
•	We maintain a wide array of fitness and other programs to enhance employee health and well-being in an era in which health care professional burnout is a major risk
•	We offer an array of in-person and digital education, training, and advancement opportunities
•	We support our communities through numerous volunteer, charitable giving, and other programs including partnerships with dozens of NGOs and professional organizations.
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HOW WE DID
2022 FINANCIAL HIGHLIGHTS	2022 ESG HIGHLIGHTS
• Revenue growth of 67% year-over-year	• Added two new directors to the Board with deep technology and healthcare expertise
• Double-digit year-over-year annual revenue growth across all segments	• Strengthened risk oversight of key risk topics through realignment of focus and oversight by Committees
• Increased Adjusted EBITDA by 86% and diluted EPS by $1.49 year-over year, respectively	• Completed a cybersecurity tabletop exercise facilitated by a third party
• Increased cash flow from operations by 257% year-over-year	• Created a compassion fund managed by a third party for corporate employees in the event of catastrophic events
• Repurchased 1.4 million shares of common stock for $35.3 million in 2022	• Expanded inclusion program by creating additional internal resource groups (e.g. LGBTQ+, the Green Group, the Parents Program)
• Made $100 million optional prepayments on our term loan	• Retained Kevin C. Clark as new Chairman of the Board
• Strengthened our position in the talent management landscape with the acquisitions of two physician staffing businesses and one interim leadership business
• Continued the rollout of our new proprietary vendor neutral platform, Intellify, adding to potential long-term cost savings and expanding revenue sources
Adjusted EBITDA in the above table is a non-GAAP financial measure. See Annex A of this proxy statement for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.
RELATED PARTY TRANSACTIONS
The Company documents its processes and controls surrounding the validity, accuracy, and completeness of related party transactions. We compile related party listings which management discusses during quarterly disclosure committee meetings. Accounting teams review general ledger and sub-ledger transactions based on the listings to identify and quantify related party transactions. Contracts associated with related party transactions are sent to General Counsel, who discusses the contracts with the Chief Executive Officer and the Chief Financial Officer for further action. The Company has deemed it reasonable to establish a $0 threshold and to disclose all related party transactions, defined as those transactions between the Company and any “related party” as defined under applicable SEC regulations.
On an ongoing basis, the Audit Committee reviews all related party transactions, if any, for potential conflicts of interest. All such transactions must be approved by the Audit Committee.
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The following summarizes all the related party transactions for Fiscal 2022. All of the below transactions were approved in advance by the Audit Committee.
Mark Fortunato is employed by Cross Country Healthcare, Inc. as Vice President of Corporate Development. He is the son-in-law of Kevin C. Clark, former President and Chief Executive Officer and current Chairman of the Board. In 2022, Mr. Fortunato’s compensation and benefits were comparable to those generally available to similarly situated employees.
The Company also transacts business with Recruitics, a company which provides digital marketing services and is related to Mr. Clark, former CEO and current Chairman of the Board. Expenses paid to this firm in Fiscal 2022 were $478,000.
In addition, the Company provided services in the amount of $1,757,531 to ChristianaCare, a network of non-profit hospitals. Dr. Janice E. Nevin, a non-employee director of the Company, is President and Chief Executive Officer of ChristianaCare.
The Company’s Code of Conduct, which is signed by all employees on an annual basis, requires that all employees avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and the interests of the Company, and must disclose any such conflicts to the Company. Members of the Board and the executive officers are each required to compete an annual questionnaire which includes disclosure of any interests they have in companies which transact business with Cross Country or any of its affiliates.
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OUR STOCKHOLDERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, as of March 20, 2023, regarding the beneficial ownership of our Common Stock by each person who is known by us to be the beneficial owner of 5% or more of our Common Stock, each of our named executive officers, each of our directors and director nominees, and all directors and executive officers as a group. The number of shares of Common Stock beneficially owned includes shares of Common Stock they have the right to acquire within 60 days of March 20, 2023. The percentages in the last column are based on 36,045,129 shares of Common Stock outstanding on March 20, 2023, plus the number of shares of Common Stock deemed to be beneficially owned by such individual or group pursuant to Rule 13d-3(d)(1) of the Exchange Act. In each case, except as otherwise indicated in the footnotes to the table, the shares shown in the second column are owned directly by the individual or members of the group named in the first column and such individual or group members have sole voting and dispositive power with respect to the shares shown. For purposes of this table, beneficial ownership is determined in accordance with federal securities laws and regulations. Persons shown in the table disclaim beneficial ownership of all securities not held by such persons directly and inclusion in the table of shares not owned directly by such persons does not constitute an admission that such shares are beneficially owned by the director or officer for purposes of Section 16 of the Exchange Act or any other purpose.
Name	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock Owned
BlackRock Inc. 55 East 52nd Street New York, NY 10055	6,101,910(a)	16.9%
Vanguard Group Inc. 100 Vanguard Blvd Malvern, PA 19355	2,482,317(b)	6.9%
Systematic Financial Management, LP 300 Frank W. Burr Blvd. Glenpointe East, 7th Floor Teaneck, NJ 07666	1,921,073(c)	5.3%
Wellington Group Holdings LLP c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	1,810,020(d)	5.0%
Dwayne Allen	1,916(e)	*
Susan E. Ball	181,067(f)	*
Venkat Bhamidipati	1,850(g)	*
William J. Burns	245,019(h)	*
W. Larry Cash	177,899(i)	*
Kevin C. Clark	708,288(j)	2.0%
Thomas C. Dircks	196,852(k)	*
Gale Fitzgerald	159,836(l)	*
Marc S. Krug	43,441(m)	*
John A. Martins	52,039(n)	*
Janice E. Nevin, M.D., MPH	22,687(o)	*
Mark Perlberg, JD	80,408(p)	*
Daniel J. White	10,086(q)	*
All directors and executive officers as a group (18 individuals)	1,994,860	5.5%
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*	Less than 1%
(a)
The information regarding the beneficial ownership of shares by BlackRock, Inc. was obtained from the amendment to Schedule 13G filed with the SEC on January 26, 2023. Such statement disclosed that BlackRock, Inc. has sole voting power of 5,985,659 shares and has sole dispositive power of 6,101,910 shares.

(b)
The information regarding the beneficial ownership of shares by Vanguard Group Inc. was obtained from the amendment to Schedule 13G filed with the SEC on February 9, 2023. Such statement disclosed that Vanguard Group Inc. possesses shared voting power over 29,903 shares, sole dispositive power over 2,422,055 shares, and shared dispositive power over 60,262 shares.

(c)
The information regarding the beneficial ownership of shares by Systematic Financial Management, LP was obtained from the Schedule 13G filed with the SEC on February 13, 2023. Such statement disclosed that Systematic Financial Management, LP possesses sole voting power over 1,038,643 shares and sole dispositive power over 1,921,073 shares.

(d)
The information regarding the beneficial ownership of shares by Wellington Management Group LLP was obtained from the amendment to Schedule 13G filed with the SEC on February 6, 2023. Such statement disclosed that Wellington Management Group LLP possesses shared voting power of 1,676,771 shares and shared dispositive power over 1,810,020 shares.

(e)	Includes 1,916 shares of Restricted Stock.
(f)	Includes 42,038 shares of Restricted Stock.
(g)	Includes 1,850 shares of Restricted Stock.
(h)	Includes 63,447 shares of Restricted Stock.
(i)	Includes 7,201 shares of Restricted Stock.
(j)	Includes 160,738 shares of Restricted Stock.
(k)	Includes 7,201 shares of Restricted Stock.
(l)	Includes 7,201 shares of Restricted Stock.
(m)	Includes 22,786 shares of Restricted Stock.
(n)	Includes 44,645 shares of Restricted Stock.
(o)	Includes 7,201 shares of Restricted Stock.
(p)	Includes 7,201 shares of Restricted Stock.
(q)	Includes 10,086 shares of Restricted Stock.
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AUDIT MATTERS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board, including the Company’s internal controls, the quality of its financial reporting and the independence and performance of the Company’s independent registered public accounting firm. The Board has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.crosscountryhealthcare.com.
Management has the primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with U.S. generally accepted accounting principles, as well as expresses an opinion on the effectiveness of internal control over financial reporting, and discusses with us any issues they believe should be raised with us.
The Audit Committee reviewed the Company’s unaudited financial statements for each calendar quarter of 2022 as well as the Company’s audited financial statements for the 2022 fiscal year and reviewed and discussed the financial statements with management and Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm. Management has represented to us that the financial statements were prepared in accordance with U.S. generally accepted accounting principles.
We have received from D&T the written disclosures and the letter required by the applicable rules and standards of the Public Company Accounting Oversight Board (“PCAOB”) and discussed with D&T its independence from the Company and its management. The Audit Committee also discussed with D&T any matters required to be discussed by the applicable rules and standards of PCAOB.
Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
THE AUDIT COMMITTEE
W. Larry Cash, Chairperson
Dwayne Allen, Member
Venkat Bhamidipati, Member
Thomas C. Dircks, Member
Janice E. Nevin, M.D., MPH, Member
This report is not soliciting material, is not deemed to be filed with the SEC, and is not to be incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
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AUDIT FEES
D&T’s fees for services rendered during the fiscal years ended December 31, 2022 and December 31, 2021 are set forth below.
	2022	2021
Audit Fees	$1,626,532	1,527,233
Audit-Related Fees	135,000	200,000
Tax Fees	59,250	53,750
All Other Fees	1,895	1,895
Total	$1,822,677	1,782,878
Audit Fees consist of the fees billed for professional services rendered in connection with our annual audit and review of the financial statements included in our quarterly reports and services that are provided in connection with statutory and regulatory filings or engagements. Audit Fees for 2022 and 2021 included three quarterly reviews for each year. This category also includes: fees for comfort letters, consents, assistance with and review of documents filed with the SEC, Section 404 attestation services, work done by tax professionals in connection with the audit or quarterly review, and accounting consultations billed as audit services, as well as other accounting and financial reporting consultation and research work necessary to comply with generally accepted auditing standards.
Audit-Related Fees consist of the fees for assurance and related services (due diligence services related to mergers and acquisitions) that are reasonably related to the performance of the audit and review of our financial statements and are not reported under Audit Fees.
Tax Fees consist of services rendered for tax compliance, advice and planning.
All Other Fees consist of subscription fees for a D&T’s accounting research tool.
All of the fees described above were approved by the Audit Committee or the Chairperson of the Audit Committee in advance, as allowed by the Audit Committee charter. The Audit Committee has considered, and is satisfied that, the provision of the services provided by D&T represented under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” is compatible with maintaining the principal accountants’ independence.
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POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES OF THE INDEPENDENT REGISTERED ACCOUNTING FIRM
It is the Company’s policy that the Audit Committee pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee will consider annually and, if appropriate, approve the scope of the audit services to be performed during the fiscal year. The Chairperson of the Audit Committee has been vested with the authority to approve or pre-approve services to be provided by the independent auditors when expedition of services is necessary, provided that the Chairperson reports any approval or pre-approval decisions to the Audit Committee at its next scheduled meeting.
The Audit Committee is prohibited from delegating its responsibility to pre-approve services of the independent auditor to management. None of the services of the independent auditors were approved by the Audit Committee pursuant to a waiver of the SEC’s rules regarding pre-approval.
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COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis is designed to provide our stockholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and the compensation paid to our named executive officers, or NEOs, in Fiscal 2022. As discussed in Proposal No. 3, we are conducting a say-on-pay vote this year that requests your approval, on an advisory basis, of the 2022 compensation of our NEOs as described in this section and in the tables and accompanying narrative.
Our NEOs for Fiscal 2022, which consist of our principal executive officer(s), our principal financial officer, and our three other most highly compensated executive officers, are:
Name	Position
Kevin C. Clark	Former President and Chief Executive Officer(1)
John A. Martins	President and Chief Executive Officer(2)
William J. Burns, MBA, CPA	EVP, Chief Financial Officer
Susan E. Ball, JD, MBA, RN	EVP, Chief Administrative Officer, General Counsel and Secretary
Daniel J. White	Chief Commercial Officer
Marc Krug, JD, MBA	Group President, Delivery(3)
(1)	Mr. Clark served as our President and Chief Executive Officer until March 31, 2022.
(2)
Mr. Martins served as our Group President, Nurse and Allied from February 2021 to May 2021, and Group President, Delivery from May 2021 to March 31, 2022, when he was appointed President and Chief Executive Officer.

(3)	Mr. Krug was promoted to Group President, Delivery on April 1, 2022.
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COMPENSATION PHILOSOPHY AND OBJECTIVES
What we do		What we don’t do
☑	Majority of compensation is incentive-based and at-risk, with a significant portion tied to Company performance	X	No guaranteed incentive payments
☑	Engage independent compensation consultants	X	No 280G excise tax gross-ups
☑	Engage in peer group benchmarking to ensure NEO target pay remains competitive and within reasonable levels	X	No supplemental executive pension or retirement plans
☑	Due diligence in setting compensation targets and goals to tie incentives to multiple performance metrics over multiple time horizons, with capped award opportunities	X	No option repricing
☑	Periodically assess the compensation programs to ensure that they are not reasonably likely to incentivize employee behavior that would result in any material adverse risks to the company	X	Limited perquisites
☑	Severance payments require double-trigger in the event of change in control	X	No pledging and no hedging
☑	Maintain clawback policy allowing for recoupment of equity and cash incentive payments in the event of a qualifying restatement
☑	Robust stock ownership guidelines: Chief Executive Officer (CEO) (3x Base Salary) and Other Senior Executives (1x Base Salary), to be accumulated over three years
The philosophy of our executive compensation program is to align pay with performance and key strategic objectives, keep overall compensation competitive and ensure that we can recruit, motivate, and retain high quality executive officers. Accordingly, our NEOs’ compensation is heavily weighted toward compensation that is performance-based and/or equity-based. Our NEO compensation design for Fiscal 2022 reflects this commitment, as do incentive award funding outcomes, with short-term incentive payouts well below target for 2017 through 2019, between target and maximum levels for 2020, and at maximum levels for 2021 and 2022, commensurate with actual performance as compared to the applicable performance targets. Additionally, no performance shares were earned for cycles ending in 2018 through 2020, with maximum awards earned for the 2019 – 2021 and 2020 – 2022 cycles, commensurate with actual vs. planned performance.
The Compensation Committee structured the Fiscal 2022 executive compensation program with the goal of ensuring that total direct compensation levels were sufficiently competitive to attract, motivate, and retain the highest quality executives, that performance-based, “at-risk” incentive compensation was a substantial portion of total compensation opportunities, and that long-term incentive compensation aligned NEOs’ interests with our stockholders’ interests to create long-term stockholder value. The Compensation Committee structured Fiscal 2022 long-term incentives with the goals of retaining key NEOs and linking a meaningful portion of NEO total compensation opportunities to longer-term sustainable performance and value creation. In addition, the Compensation Committee also designed equity-based incentive compensation to reinforce the Company’s near-term and longer-term strategic objectives and to provide NEOs with the opportunity to acquire a significant stake in our growth and prosperity. The executive
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compensation program was also structured to incentivize and reward NEOs for making sound business decisions, developing a high performance team environment, accomplishing strategic and operational objectives, and increasing stockholder value, all of which we believe are essential to improving our financial performance and creating success.
Our NEOs’ compensation for Fiscal 2022 consisted of a base salary, an annual cash incentive (or bonus) and long-term equity awards, 50% of which were time-based restricted share awards that vest over three years and 50% of which were performance-based share awards. In Fiscal 2022, the performance-based restricted share awards were based on two performance metrics: (i) three-year cumulative Adjusted EBITDA (a non-GAAP financial measure) (weighted 75%) and (ii) three-year cumulative Adjusted EPS (a non-GAAP financial measure) (weighted 25%). See Annex A of this proxy statement for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.
For Fiscal 2022, 75% of our current CEO’s, Mr. Martins, target total compensation, and an average of 63% of our other NEOs’ target total compensation were performance-based or equity-based. Due to his transition from President and CEO to non-employee Chairman of the Board effective March 31, 2022, Mr. Clark did not receive any long-term incentive awards under the executive compensation program, but did receive the standard equity grant provided to all non-employee directors in June 2022. We do not provide defined benefit pension, supplemental retirement benefits, or executive perquisites to our NEOs as they are not tied to performance.
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The three principles of our compensation philosophy are as follows:
PRINCIPLE	RATIONALE
Total direct compensation levels should be sufficiently competitive to attract, motivate and retain the highest quality executives
Our Compensation Committee seeks to establish total direct compensation targets (base salary, short-term and long-term incentives) at or near the 50th percentile (or median) of our 2022 Peer Group (as defined below) and based on market data of companies of like size, thereby providing our NEOs with the opportunity to be competitively rewarded for our financial, operational, and stock price growth. We believe paying at the 50th percentile is competitive and promotes employment engagement and high performance. It is also the Compensation Committee’s intention to set total executive compensation at sufficiently competitive levels to attract and retain strong, motivated leadership who will not only strive to meet and exceed our key operating and strategic objectives, but also demonstrate the utmost integrity in doing so.

Performance-based compensation should constitute a substantial portion of total compensation
We believe in a pay-for-performance culture, with a significant portion of total direct compensation being performance-based and/or “at-risk.” The performance of our NEOs, considered in light of general economic and specific company, industry and competitive conditions, serves as the primary basis for determining their overall compensation. Accordingly, a portion of the compensation provided to our NEOs is tied to, and varies with, our financial and operational performance, as well as individual performance. We view our short- and long-term incentive components of the compensation program as being variable and “at-risk.” The Company grants performance-based share awards (PSAs) to tie a portion of executive compensation to specific longer-term financial performance goals and to focus management on maximizing stockholder value. Consistent with our pay for performance philosophy, the Compensation Committee determined the 2022 PSAs would be weighted 50% of total target long-term incentive award opportunities for NEOs (excluding Mr. Clark), with the remaining 50% provided in the form of time-based restricted stock tied to continued service over a three-year period to further enhance retention.

Long-term incentive compensation should align executives’ interests with our stockholders’ interests to further the creation of long-term stockholder value
Awards of equity-based compensation encourage NEOs to focus on our long-term growth and prospects and incentivize them to manage the Company from the perspective as owners with a meaningful stake. Additionally, our equity-based compensation promotes retention by encouraging NEOs to remain with us for long and productive careers. Equity-based compensation also subjects our executives to market risks similar to the risks our stockholders face. Our stock ownership guidelines further enhance the incentive to create long-term stockholder value.

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This philosophy serves as the basis of the Compensation Committee’s decisions regarding each of the following three components of pay, each of which is discussed below:
•	base salary;
•	short-term (annual) incentive compensation; and
•	long-term (equity) compensation.
Consideration of Stockholder Advisory Vote
As part of its compensation setting process, the Compensation Committee also considers the results of the prior year’s stockholder advisory vote as to provide useful feedback regarding the perceived effectiveness of our executive compensation program and its ability to align pay with performance and stockholder interests. For the eleventh straight year, our executive compensation program received substantial stockholder support and was approved, on an advisory basis, by 97.5 % of the votes cast at the 2022 Annual Meeting of Stockholders. As our Compensation Committee believes that the results of the vote reflected our stockholders’ strong support of the compensation decisions made by the Compensation Committee, it did not approve any significant changes to our NEOs’ 2022 compensation program design.
DETERMINATION OF COMPENSATION
Role of the Compensation Committee
The Compensation Committee is composed solely of independent directors and is responsible for determining the compensation of our CEO and other NEOs. The Compensation Committee receives assistance from its independent compensation consultant, Pearl Meyer.
Our NEO compensation program is reviewed throughout the year and typically is approved annually during the first quarter, which coincides with the completion of our annual financial statement audit and release of annual earnings, as well as the approval of the budget for the then-current year. Annual cash incentives earned for the prior year, if any, are determined by the Compensation Committee and paid out during the first quarter. Current year target objectives are also established and any adjustments to base salaries are typically determined by the Compensation Committee during the first quarter.
When making NEO compensation decisions, the Compensation Committee takes many factors into account, including the economy, the NEO’s individual performance and his or her expected future contributions to the Company’s success, the financial and operational results of individual business units, our financial and operational results as a whole, the NEO’s historical compensation, internal pay equity, and any retention concerns. As part of the process, the CEO provides the Compensation Committee with his assessment of the other NEOs’ performance and other factors used in developing his recommendation for their compensation, including salary adjustments, cash incentives and equity grant guidelines for the then-current year. In looking at historical compensation, the Compensation Committee looks at the progression of salary increases over time, a NEO’s ability to meet performance objectives in prior years, the value inherent in equity awards to be granted to complete the total compensation package for an NEO for a particular year, overall economic outlook, and our stock performance. The Compensation Committee uses the same general factors in evaluating the CEO’s performance and compensation as it uses for the other NEOs; provided, however, the CEO does not participate in his own assessment or compensation deliberations and decisions.
Upon receipt of this information, the Compensation Committee discusses proposed compensation decisions for the CEO and other NEOs in detail. Pursuant to our Governance Guidelines, the Compensation Committee is required to approve annually the compensation goals and objectives for the CEO and other NEOs and evaluate their performance in light of these goals before setting their salaries, bonus and other incentive and equity compensation. The Compensation Committee works to ensure that each executive’s
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individual objectives are aligned with the business strategy, that they are specific, and that objectives are measurable and are set within an established timeframe. The Compensation Committee believes that maintaining the flexibility to make upward or downward adjustments to the various components of the NEOs’ compensation programs allows the Compensation Committee to appropriately provide incentives to individuals and ensures the alignment of the NEOs’ interests with those of our stockholders.
Role of Management
The CEO provided the Compensation Committee with his assessment of the other NEOs’ performance and other factors used in developing his recommendation for their compensation, including salary adjustments, cash incentives and equity grant guidelines for the NEOs compensation other than his own. After considering the CEO’s recommendations, the Compensation Committee and the full Board made all decisions regarding the Fiscal 2022 compensation of our NEOs. The CEO did not participate in his own assessment or compensation deliberations and decisions.
Role of the Compensation Consultant
Annually, the Compensation Committee evaluates the Company’s executive compensation design, competitiveness, and effectiveness. During Fiscal 2022, the Compensation Committee engaged Pearl Meyer to review the compensation components for our NEOs against our 2022 Peer Group and market data of like-sized companies and assist in recommending the Fiscal 2022 compensation for our NEOs. Pearl Meyer’s study was conducted during 2022 and did not impact Fiscal 2022 target pay levels for NEOs but was considered by the Compensation Committee, along with other factors, in establishing Fiscal 2023 target pay levels for NEOs.
Role of Benchmarking
At the beginning of the executive compensation setting process each year, the Compensation Committee, in consultation with its independent compensation consultant, determines the process by which it will work to ensure that the Company’s compensation programs are competitive. For Fiscal 2022, the Compensation Committee, upon the recommendation of Pearl Meyer, determined it would be appropriate to revise the group of peer companies versus the peer group used in Fiscal 2021 so that it aligns more closely with us in terms of company size and industry focus. The Fiscal 2022 peer group is composed of companies from both the healthcare staffing and general staffing industry, and it included the following 10 companies (the “2022 Peer Group”):
2022 PEER GROUP
Addus HomeCare Corporation	Heidrick & Struggles International, Inc.	LHC Group, Inc.
Amedisys, Inc.	Kforce, Inc.	National Healthcare Corporation
AMN Healthcare Services, Inc.	Korn/Ferry International	Pediatrix Medical Group, Inc.
Healthcare Services Group, Inc.
The Compensation Committee determined in consultation with Pearl Meyer that the peer group reflects companies falling within a generally comparable size range that we compete with for business, executive talent, and investor capital.
Although the companies in the 2022 Peer Group are comparable to the Company in certain respects, factors such as revenue, business mix, profitability, business strategy, compensation philosophy, and incentive plan design vary among the peer companies and such differing factors affect the compensation that they provide to their executives. While informative to the Compensation Committee, such peer practices are not the only factors that influence the Compensation Committee’s NEO compensation decisions. The Compensation Committee also makes decisions based on the collective experience and knowledge of its members. Generally,
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our policy has been to pay our NEOs’ base salaries and target total direct compensation opportunities at or near the 50th percentile of market values for comparable positions at industry peers. Based on Fiscal 2022 target pay levels as discussed on the following pages, Pearl Meyer’s 2022 analysis found that target total direct compensation opportunities were below 50th percentile market values for all current NEOs other than Mr. White and within a competitive range (defined as 85% to 115%) of the 50th percentile for all incumbents other than Mr. Martins, who was well below the range due to his recent promotion to the President and CEO role, and Mr. White, who was just slightly above the range.
COMPONENTS OF FISCAL 2022 NEO COMPENSATION PROGRAM
The Compensation Committee uses various compensation elements to provide an overall competitive total compensation and benefits package to the NEOs that is designed to create stockholder value, commensurate with our financial results and aligned with the business strategy. The Compensation Committee’s specific rationale, design, reward, process, and related information is outlined below.
Base Salary
We provide the NEOs with a base salary to compensate them for services rendered during the fiscal year. The NEOs base salaries are determined based on each NEO’s position, performance and level of responsibility and are reviewed annually. Peer group and market data from like-sized companies are utilized in the Compensation Committee’s review. Merit increases for NEOs are considered based on the annual review of market data and base salaries, and are adjusted only as needed, not necessarily annually. We generally seek to position NEO base salaries within a competitive range, defined as 90% to 110%, of median market values for comparable roles at our industry peers and other companies of like size. Including the 2022 salary levels shown below, Pearl Meyer’s 2022 study found that base salaries were within a competitive range of median market values for all current NEOs other than Mr. Martins, who was well below the range due to his recent promotion to the President and CEO role.
For Fiscal 2022, Messrs. Martins, Burns, and Krug and Ms. Ball received a base salary increase to align more closely with 50th percentile market values and to incentivize the retention of their services during a very volatile employment market. Actual pay levels for Mr. Clark were pro-rated based on his retirement on March 31, 2022.
NEO	2022 Base Salary ($)	2021 Base Salary ($)	% Increase vs Prior Year
Kevin C. Clark	825,000	825,000	0%
John A. Martins	725,000	430,000	68.6%
William J. Burns	550,000	525,000	4.8%
Susan E. Ball	500,000	430,000	16.3%
Daniel White	450,000	n/a	n/a
Marc Krug	430,000	350,000	22.9%
Annual Cash Incentive Program
The Annual Cash Incentive Program is a core component of our “pay-for-performance” philosophy. The program is heavily weighted on our financial results for the Company or relevant business units and the goals are closely linked to our business strategy. The components of this program have historically included the incentive and reward opportunity (expressed as a percentage of base salary) and performance metrics determined by the Compensation Committee. To ensure the integrity of the performance metrics and minimize the risk of unanticipated outcomes, each performance metric has a minimum, target, and maximum performance range with corresponding percentages for award payout opportunities. The Compensation Committee may adjust performance measures for certain special, unusual, or non-recurring items at its sole discretion. There were no such adjustments made in 2022.
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Each annual target cash incentive award opportunity is expressed as a percentage of the NEO’s base salary, which may be earned based on both the achievement of certain financial objectives (the “Objective Bonus” component) and individual subjective considerations tied primarily to individual objectives (the “Subjective Bonus” component). If results fall below pre-established threshold levels, no cash award is payable under the Objective Bonus component, although a Subjective Bonus may still be paid at the discretion of the Compensation Committee. If results exceed pre-established outstanding goals, the maximum cash award payable under the Objective Bonus component is capped at 180% of the target award opportunity. The Compensation Committee believes that having a maximum cap disincentivizes excessive risk taking, reduces the likelihood of windfalls, and manages Annual Cash Incentive Program costs. The award opportunity is established for each NEO with the desired emphasis on at-risk, variable pay (more at-risk, variable pay for senior executives) and internal pay equity (comparably positioned executives should have comparable award opportunities).
The Subjective Bonus opportunity also is capped at a maximum amount, expressed as a percentage of the annual incentive target, which may vary for each NEO. The use of subjective criteria enables the Compensation Committee to consider a variety of subjective factors relative to each NEO’s specific responsibilities. This process allows the Compensation Committee to evaluate performance and to recognize individual contributions in light of our changing needs and strategic priorities, and to continue incentivizing sustainable profitable growth.
Consistent with the performance metrics used for the Fiscal 2021 Annual Cash Incentive Program, the Compensation Committee determined that the performance metrics for Fiscal 2022 would be Company Annual Revenue and Company Annual Adjusted EBITDA (a non-GAAP measure). Incentive payouts under the Annual Cash Incentive Program, at a reduced threshold level, begin upon achievement of a predetermined percentage of targeted objectives (generally 80% or higher for Company Annual Adjusted EBITDA and 95% for Company Annual Revenue), which can vary from year to year and from one performance metric to another, so that there is not a disincentive to the NEOs. For Fiscal 2022, incentive award funding for threshold performance was set at 20% of corresponding target award opportunities. Payouts may exceed 100% (up to 180%) if the performance exceeds 100% of the target objectives as described above and set forth in the table below. Straight-line interpolation is used to determine award funding for performance results between minimum (or threshold), target, and maximum levels. We believe that an “all or nothing” approach could provide a disincentive compared to our variable funding approach that is better aligned with our overall operating objectives and ensures that pay varies in proportion to performance.
Historically, the Compensation Committee has established performance metrics and the weighting of each metric during its first Compensation Committee meeting of each year. The process for setting the performance metrics begins with the management team establishing preliminary goals based on the prior year’s results, the budget, strategic initiatives, industry performance, and projected economic conditions. The Compensation Committee assesses the difficulty of the goals and their implications for share price appreciation, revenue growth and other related factors.
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The table below sets forth the percentages of the portion of the Fiscal 2022 annual incentive bonus that was payable upon achievement of the minimum, target, and maximum levels (with interpolation between levels) of the applicable performance metrics for each of our NEOs.
Performance Metric	Attainment Range (Minimum/ Target/ Maximum)	Payout Percentage (Minimum/ Target/ Maximum)	Clark (1)	Martins	Burns	Ball	D. White	Krug
Company Annual Revenue (Objective Bonus)	95%/100%/105%	20%/100%/180%	n/a	20%	20%	20%	20%	20%
Company Annual Adjusted EBITDA* (Objective Bonus)	80%/100%/120%	20%/100%/180%	n/a	60%	60%	60%	60%	60%
Individual Objectives	n/a	20%/100%/180%	n/a	20%	20%	20%	20%	20%
(Subjective Bonus)
Totals			n/a	100%	100%	100%	100%	100%
(1)	Mr. Clark retired on March 31, 2022 and was not eligible for a bonus.
*
This is a non-GAAP measure. See Annex A of this proxy statement for further discussion regarding how Company Annual Adjusted EBITDA was calculated from our Consolidated Financial Statements and a reconciliation of Company Annual Adjusted EBITDA to our results as reported under GAAP.

Company Annual Adjusted EBITDA (a non-GAAP financial measure) and Company Annual Revenue targets for Fiscal 2022 were $190 million and $1.95 billion, respectively.
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Determination of Fiscal 2022 Annual Incentive Bonus Payments
The Compensation Committee determined that, for Fiscal 2022, the Company achieved Company Annual Revenue of $2.81 billion, equal to 144% of the target goal, and Company Annual Adjusted EBITDA of $302 million, equal to 159% of the target goal. These results were well above maximum performance levels established for Fiscal 2022. As a result of the attainment on the respective metrics, the payout percentages for Company Annual Revenue and Company Annual Adjusted EBITDA were earned at maximum levels, or 180% of target awards for each performance metric. Additionally, our NEOs met or exceeded all of their respective individual objectives associated with the subjective component, earning 100% of target award opportunities for this component. Resulting total awards for our NEOs were equal to approximately 164% of target, as noted below. In approving these awards, the Compensation Committee took into consideration our NEOs’ extraordinary efforts to protect, manage, and grow the business and seamlessly maintain operations during a time of uncertainty given the several COVID variants, cost cutting measures by healthcare facilities, and the overall uncertainty of the economy.
	Target Bonus Opportunity		Annual Incentive Bonus Earned
NEOs	% of Base Salary	$	% of Target Bonus Opportunity Earned (1)	$(1)
Kevin C. Clark	n/a	n/a	n/a	n/a
John A. Martins	100%	725,000	164%	1,189,000
William J. Burns	85%	467,500	164%	766,700
Susan E. Ball	75%	375,000	164%	615,000
Daniel White	100%	450,000	164%	547,940
Marc Krug	75%	322,500	164%	528,900
(1)
Based on achievement level of the Company’s financial performance with respect to the Company Annual Revenue and Company Annual Adjusted EBITDA targets and achievement of individual objectives for each of the NEOs. Mr. Clark retired on March 31, 2022 and was not eligible for a bonus. The actual bonus earned by Mr. White was pro-rated based on his hire date of April 5, 2022. Based upon consultation with Pearl Meyer, the Compensation Committee set Mr. Martins’ target bonus opportunity for Fiscal 2022 at 100% of salary to better align his compensation with comparable positions at industry peers.

Long-Term Incentive Compensation
The Company uses equity-based awards to focus executives on long-term performance, to align their financial interests with those of stockholders, and to create retention platforms for key executives. Equity-based awards for NEOs are generally made based on each individual’s position, experience and performance, prior equity-based compensation awards and competitive equity-based compensation levels. Further, the Compensation Committee determines the terms and conditions of equity grants taking into account market practices and the objectives of the compensation program. Retaining key talent is a significant factor for the Compensation Committee in determining the level of equity awards and the vesting schedule.
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In Fiscal 2022, 50% of the equity awards granted to the NEOs were in the form of time-based restricted share awards (RSAs) and 50% were in the form of performance-based share awards (PSAs) under our 2020 Omnibus Incentive Plan, as amended (the “Plan”). This target value mix was used to enhance executive retention and equity stakes and to recognize multi-year goal setting challenges during a time of continued uncertainty. The Company grants PSAs to tie a portion of executive compensation to specific longer-term financial performance goals and to focus management on maximizing stockholder value. The total targeted long-term opportunities and mix for our NEOs for Fiscal 2022 are set forth in the following table:
Name	RSA Component (50% Weighting in 2022)		PSA Component (50% Weighting in 2022)		Total Target LTI Opportunity
	$ Value	% of Salary	$ Value	% of Salary	$ Value	% of Salary
Kevin C. Clark (1)	n/a	n/a	n/a	n/a	n/a	n/a
John A. Martins	$725,000	100.0%	$725,000	100.0%	$ 1,450,000	200.0%
William J. Burns	$412,500	75.0%	$412,500	75.0%	$825,000	150.0%
Susan E. Ball	$287,500	57.5%	$287,500	57.5%	$575,000	115.0%
Daniel J. White	$191,250	42.5%	$191,250	42.5%	$382,500	85.0%
Marc Krug	$ 161,250	37.5%	$ 161,250	37.5%	$322,500	75.0%
(1)	Mr. Clark, who retired on March 31, 2022, was not eligible for long-term incentive compensation.
The Compensation Committee approves the number of RSAs and the target number of PSAs to be granted to the NEOs on March 31st of each year. If March 31st falls on a weekend or holiday, the grant date value is based on the business day immediately preceding March 31st. The grant date values of the RSAs and PSAs granted in Fiscal 2022 are set forth below and were based on the closing price of our Common Stock on the grant date. Individual awards are based on a percentage of individual’s respective base salary at the time the awards were granted. The percentages and eligibility are based on the terms of employment for certain individuals or as may be determined by the Compensation Committee. In Fiscal 2022, the RSA and PSA target award values were weighted 50%/50%.
Name	Grant Date Value of RSAs (per share)	Number of RSAs	Grant Date Value of PSAs at Target (per share)	Target Number of PSAs
Kevin C. Clark (1)	n/a	n/a	n/a	n/a
John A. Martins	$21.67	33,457	$21.67	33,457
William J. Burns	$21.67	19,036	$21.67	19,036
Susan E. Ball	$21.67	13,268	$21.67	13,268
Daniel White	$20.27	9,436	$20.27	9,436
Marc Krug	$21.67	7,442	$21.67	7,442
(1)	Mr. Clark retired on March 31, 2022 and was not eligible for awards granted on that date.
All of the RSAs granted to the NEOs in Fiscal 2022 provide for vesting of 33.33% of the award on each of the first, second and third anniversaries of the grant date, subject to the NEO’s continued employment through the vesting date.
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The PSAs granted to the NEOs in Fiscal 2022 provide for the issuance of a number of shares based on the level of attainment of cumulative Adjusted EBITDA (a non-GAAP financial measure) (weighted 75%) and cumulative Adjusted EPS (a non-GAAP financial measure) (weighted 25%), both over the three-year performance period ending December 31, 2024 as follows:
Performance Level	3-year Cumulative Adjusted EBITDA* Achieved (in thousands) ($000s)	Percentage of the Target Shares Earned	3-year Cumulative Adjusted EPS * Achieved	Percentage of the Target Shares Earned
Below Threshold	Less than $439,000	0%	Less than $6.75	0%
Threshold	$439,000	25%	$6.75	25%
Target	$585,000	100%	$9.00	100%
Maximum	$731,000	175%	$11.25	175%
*	This is a non-GAAP measure. See Annex A of this proxy statement for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.
The PSAs granted to the NEOs in Fiscal 2022 will vest, if at all, on or about March 31, 2025, subject to the achievement of the applicable performance metrics and the NEOs’ continued employment through such date. The PSAs that were granted in Fiscal 2020 were earned and vested at 120% based on the performance period ended December 31, 2022 and vested on March 31, 2023. Our 3-year cumulative Adjusted EBITDA of $302 million and our Fiscal 2022 Adjusted EBITDA margin of 10.8% were well above superior performance hurdles of $161.3 million and 7.5%, respectively.
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OTHER COMPENSATION AND BENEFITS
Nonqualified Deferred Compensation Plans
We maintain the 2003 Deferred Compensation Plan and the 2017 Nonqualified Deferred Compensation Plan, each a non-qualified deferred compensation arrangement, intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
Under the deferred compensation plans, designated employees, including our NEOs, may elect to defer the receipt of a portion of their annual base salary, bonus and commission to our deferred compensation plans. We may also make a discretionary contribution to the deferred compensation plans on behalf of certain participants. Discretionary contributions to the 2003 Deferred Compensation Plan generally become vested three years from the date such contribution is made to the plan, upon the occurrence of a change in control or upon a participant’s retirement, death during employment or disability. Discretionary contributions to the 2017 Nonqualified Deferred Compensation Plan are subject to such vesting period as determined by the Company at the time of the contribution. Generally, payments under the deferred compensation plans automatically commence upon a participant’s retirement, termination of employment or death during employment. Under certain limited circumstances described in the deferred compensation plans, participants may receive distributions during employment. To enable us to meet our financial commitment under the deferred compensation plans, assets may be set aside in a corporate-owned vehicle, which assets remain available to all our general creditors in the event of our insolvency. Participants of the deferred compensation plans are our unsecured general creditors with respect to the deferred compensation plan benefits.
401(k) Plan and Other Benefits
We maintain a 401(k) plan. The plan permits eligible employees, including the NEOs, to make voluntary, pre-tax contributions to the plan up to a specified percentage of compensation, subject to applicable tax limitations. We may make a discretionary matching contribution to the plan equal to a pre-determined percentage of an employee’s voluntary, pre-tax contributions and may make an additional discretionary profit-sharing contribution to the plan, subject to applicable tax limitations. Our NEOs are eligible for matching contributions, subject to regulatory limits on contributions to 401(k) plans. Eligible employees who elect to participate in the plan are generally vested in any matching contribution after three years of service with us and fully vested at all times in their employee contributions to the plan. The plan is intended to be tax-qualified under Section 401(k) of the Code, so that contributions to the plan and income earned on plan contributions are not taxable to employees until withdrawn from the plan, and so that our contributions, if any, will be deductible by us when made.
In addition to the 401(k) plan, we provide our NEOs with the opportunity to elect health and dental coverage, company-paid group term life insurance, disability insurance, paid time off, and paid holidays programs applicable to other employees in their locality. These benefits are designed to be competitive with overall market practices and are in place to attract and retain the necessary talent in the business.
Perquisites
Our NEOs are not entitled to any perquisites that are not otherwise available to all of our employees. Additionally, we do not provide defined benefit pension arrangements, post-retirement health coverage or similar benefits for our executives or employees.
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Employment Agreements
Mr. Clark, Chairman of the Board of Directors and Former President and Chief Executive Officer
Effective March 31, 2022 (the “Effective Date”), Mr. Clark retired as President and CEO of the Company and assumed the role of non-executive Chairman of the Board (the “Transition”). The former non-executive Chairman of the Board, Thomas C. Dircks, continued to serve as a director following the Transition. W. Larry Cash continued to serve as the Company’s Lead Independent Director.
2022 Letter Agreement
In connection with the Transition, on January 14, 2022, the Company entered into a letter agreement (the “Letter Agreement”) with Mr. Clark providing for the following, subject to Mr. Clark’s execution of and delivery to the Company a fully effective and irrevocable release of claims against the Company and related parties: (i) all outstanding equity awards previously granted to Mr. Clark while he was an employee will continue to vest and be settled as currently scheduled (including, but not limited to, performance share awards through the entirety of the applicable performance cycle) during the period of Mr. Clark’s continued service on the Board or other service to the Company; (ii) in the event that there is a Change of Control (as defined in the 2020 Omnibus Incentive Plan) during Mr. Clark’s continued service to the Company, such equity awards will fully vest immediately prior to the consummation of the Change in Control, and (iii) subject to Mr. Clark’s eligibility for and timely election to receive Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) continuation coverage from the Company, Mr. Clark is entitled to a lump sum amount, on a taxable basis, equal to the COBRA premiums for the period of 18 months following the Effective Date. Following the Effective Date, Mr. Clark is participating in the director compensation program on the same terms as other non-employee directors while also receiving a supplemental retainer of $85,000 per year for serving as Chairman of the Board. Mr. Clark is also eligible to receive an annual equity grant of restricted stock under the 2020 Omnibus Incentive Plan, consistent with that received by other non-employee directors.
On August 24, 2022, the Company and Mr. Clark entered into an amendment to the Letter Agreement, providing that in the event Mr. Clark’s service on the Board or other service to the Company terminates on account of his death prior to the applicable vesting or issuance date of outstanding equity awards previously granted to Mr. Clark while he was an employee of the Company: (i) any equity awards that are PSAs will remain outstanding and will vest on the applicable vesting date, subject to attainment of the applicable performance metrics, and will be settled in the year following the end of the performance cycle, as set forth in the applicable grant agreements, and (ii) any equity awards that are RSAs will fully vest upon the date of his death.
2019 Employment Agreement
Prior to entering into the Letter Agreement, the Company was a party to the employment agreement, dated January 16, 2019 (the “Clark Agreement”) with Mr. Clark, which set forth the terms and conditions of his employment and was controlling during Fiscal 2021 and until January 14, 2022. The Clark Agreement had an initial term that was set to expire on December 31, 2021, subject to automatic renewal for successive one-year terms unless prior to the end of the initial term or any renewal term either party had given at least 90 days’ prior written notice of its intention not to renew the Clark Agreement. Pursuant to the Clark Agreement, Mr. Clark was entitled to receive an annual base salary of $825,000. Mr. Clark’s base salary was reviewed for increase on an annual basis by the Board or the Compensation Committee. For each calendar year during the term, Mr. Clark was eligible to participate in the Company’s annual bonus plan with a target bonus of 100% of his base salary, based on achieving performance metrics established by the Compensation Committee. In addition, for each calendar year during the term, Mr. Clark was eligible to participate in the
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Company’s long-term incentive plan and receive awards valued at 275% of his base salary. Such awards were upon terms and conditions determined by the Compensation Committee. Mr. Clark was also eligible to participate in all other benefit plans and fringe benefit arrangements available to the Company’s senior executives.
Under the Clark Agreement, if Mr. Clark’s employment were terminated by the Company without cause (as defined in the Clark Agreement) or if Mr. Clark terminated his employment for good reason (as defined in the Clark Agreement), subject to his execution of a release, he would be entitled to (i) two years of his base salary plus (ii) an amount equal to two times the bonus Mr. Clark would have earned during the year in which such termination occurs (such amount to be determined by the Compensation Committee). In addition, all then-current benefits would continue for a period of two years and all unvested stock appreciation rights, performance stock awards, stock options or other equity awards would immediately vest. If Mr. Clark’s employment were terminated because the Company had given Mr. Clark notice of non-renewal, he would be entitled to a non-renewal payment equal to 18 months of his base salary.
During Mr. Clark’s employment and for a period of two years thereafter, Mr. Clark may not compete with the Company in any jurisdiction in which the Company’s business is conducted nor may he intentionally interfere with the Company’s relationship with any of its suppliers, customers, or employees.
Mr. Martins, President and Chief Executive Officer
2022 Employment Agreement
In connection with the Transition, on January 14, 2022, the Company appointed Mr. Martins as President and Chief Executive Officer (“CEO”) and as a member of the Board effective March 31, 2022, and entered into a new employment agreement (the “Martins Employment Agreement”) with Mr. Martins, setting forth the terms of his employment and compensation as President and CEO of the Company. The initial term (the “Initial Term”) of the Martins Employment Agreement is three years, commencing on April 1, 2022 and expiring on March 31, 2025. Thereafter, the Martins Employment Agreement will automatically renew for successive one-year terms, unless either party has given at least 90 days prior written notice of such party’s intention not to renew the Martins Employment Agreement.
The Martins Employment Agreement provides for an initial base salary of $725,000 per annum, which, subject to Board approval, is expected (but is not guaranteed) to be increased to $825,000 or more per annum following the first anniversary of the Effective Date. For Fiscal 2023, the Board increased Mr. Martins’ base salary to $875,000 to align more closely with 50th percentile market values. The Board, in consultation with the Compensation Committee, will review Mr. Martins base salary on an annual basis, and will determine, in its sole discretion, whether to increase (but not decrease) his base salary. Pursuant to the Martins Employment Agreement, Mr. Martins is eligible to participate in the Company’s annual bonus plan and receive an annual incentive cash bonus with a target award opportunity equal to no less than 100% of his base salary and a maximum opportunity equal to 180% of his base salary as determined by the Compensation Committee. In addition, during the Initial Term of the Martins Employment Agreement, Mr. Martins will receive an annual equity award pursuant to the Company’s 2020 Omnibus Incentive Plan or its successor (the “Equity Plan”); the target value of the annual equity award will be equal to 200% of his base salary for the first year and 275% of his base salary for the second and third years. Such equity awards will be subject to the terms and conditions established by the Compensation Committee and of the Equity Plan. Mr. Martins is also entitled to four weeks of paid vacation and is eligible to participate in all benefit plans and fringe benefit arrangements generally available to the Company’s senior executives.
Pursuant to the Martins Employment Agreement, if Mr. Martins’ employment is terminated by the Company without cause (as defined in the Martins Employment Agreement) or by Mr. Martins for good reason (as defined in the Martins Employment Agreement), he will be entitled to receive the following payments and benefits: (i) any unpaid base salary through the date of termination; (ii) reimbursement for unreimbursed business expenses incurred through the termination date; (iii) any unpaid bonus for the year
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immediately preceding the year in which such termination occurs (iv) payment of unused vacation and sick time in accordance with the Company’s policy; (iv) all other applicable payments or benefits provided for by any applicable compensation arrangement or benefit, equity, or fringe benefit plan or program; and (v) subject to his execution of a release, a severance payment equal to the sum of (a) two years of his base salary plus (b) an amount equal to two times the average actual bonus paid in the immediately prior three calendar years or, in the event Mr. Martins was not an employee during such three-year period, an amount equal to two times the bonus he would have earned during the year in which the termination occurs (but not less than two times 50% of his target bonus for the year of termination), and (c) payment in lieu of continued benefits elected by Mr. Martins at the time of such termination in accordance with the Company’s policies for a period of 24 months. Additionally, any and all of Mr. Martins’ unvested stock appreciation rights, restricted stock, performance share awards (at target level performance), stock options, or other equity will immediately vest upon such termination.
In the event that Mr. Martins’ employment is terminated because the Company has provided notice of non-renewal of the Martins Employment Agreement, he will be entitled to receive items (i) through (iv) in the immediately preceding paragraph and, subject to his execution of a release of claims, continued payments of his base salary for a period of 18 months.
Pursuant to the Martins Employment Agreement, during Mr. Martin’s employment and for a period of two years thereafter, Mr. Martins may not compete with the Company in any jurisdiction in which the Company’s business is conducted nor may he intentionally interfere with the Company’s relationship with any of its suppliers, customers, or employees.
Mr. Martins is entitled to participate in the Company’s Executive Severance Plan Amended and Restated as of May 28, 2010 (the “Executive Severance Plan”); provided, however, that if he is or becomes eligible to receive severance benefits under such plan, he will cease to be eligible for severance payments under the Martins Employment Agreement described above and the Company’s sole obligation will be to pay him the amounts and benefits provided in the Executive Severance Plan subject to the terms and conditions thereof, except as otherwise set forth in the Martins Employment Agreement.
2021 Offer Letter
Prior to entering into the Martins Employment Agreement, the Company was a party to an offer letter, dated January 25, 2021 (the “Martins Offer Letter”) with Mr. Martins, which set forth the terms and conditions of his employment. The Martins Offer Letter provided that Mr. Martins would receive an annual base salary of $430,000. Mr. Martins’ base salary would be reviewed for increase on an annual basis by the Board or the Compensation Committee. For each calendar year during the term, Mr. Martins was eligible to participate in the Company’s annual bonus plan with a target bonus of 75% of his base salary, based on achieving performance goals established by the Compensation Committee. In addition, for each calendar year during the term, Mr. Martins was eligible to participate in the Company’s long-term incentive plan and receive target awards valued at 75% of his base salary. Such awards were upon terms and conditions determined by the Compensation Committee. Mr. Martins was also eligible to participate in all other benefit plans and fringe benefit arrangements available to the Company’s senior executives.
If Mr. Martins’ employment were terminated by the Company without cause (as defined in the Martins Offer Letter) or if Mr. Martins terminated his employment for good reason (as defined in the Martins Offer Letter) he would be entitled to the following payments and benefits: (i) any unpaid base salary through the date of termination; (ii) reimbursement for unreimbursed business expenses incurred through the termination date; (iii) payment of unused vacation and sick time in accordance with the Company’s policy; (iv) all other applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant pursuant to the terms and conditions of such plans; and (v) continued payments of base salary in effect at the time of termination in accordance with the Company’s regular payroll practices for a period of twelve months following the date of termination.
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Pursuant to the terms of the Martins Offer Letter, Mr. Martins was entitled to participate in the Company’s Executive Severance Plan; provided, however, that if he was eligible to receive severance benefits under such plan, he would have ceased to be eligible for severance payments under the Martins Offer Letter described above and the Company’s sole obligation would be to pay him the amounts and benefits provided in the Executive Severance Plan subject to the terms and conditions thereof.
Mr. Burns, Executive Vice President and Chief Financial Officer
On February 1, 2019, the Company amended its employment agreement with Mr. Burns to appoint him as its Executive Vice President and Chief Financial Officer. Mr. Burns previously served as the Company’s Chief Operating Officer from January 2018 to February 2019 and as the Company’s Chief Financial Officer since April 2013 to January 2018. The agreement provides for a minimum base salary of $525,000 per year, subject to annual review by the Compensation Committee. His base salary was increased to $550,000 for Fiscal 2022. He is eligible to participate in the Company’s annual bonus plan with a target bonus of 75% of his base salary, and 85% of his base salary for Fiscal 2022, based on achieving performance goals to be established by the Compensation Committee. Per the agreement, Mr. Burns is also eligible to participate in the Company’s long-term incentive plan and receive target awards valued at 125% of his base salary, increased to 150% of his base salary in Fiscal 2022, based on the level of achievement of performance goals as Chief Financial Officer to be established by the Compensation Committee.
Mr. Burns is eligible to participate in the Company’s equity incentive plan, as well as all benefit plans and fringe benefit arrangements available to our senior executives. If Mr. Burns’ employment is terminated by us without cause or Mr. Burns terminates his employment for good reason, and if he is not otherwise entitled to receive severance benefits under our Executive Severance Plan, subject to his execution of a release, he will be entitled to a severance payment equal to one year’s base salary and health insurance benefits.
During Mr. Burns’ employment and for a period of two years thereafter, Mr. Burns may not compete with the Company in any jurisdiction in which the Company’s business is conducted nor may he intentionally interfere with the Company’s relationship with any of its suppliers, customers, or employees.
Ms. Ball, Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary
Ms. Ball joined the Company as its Corporate Counsel pursuant to the terms and conditions of an offer letter entered into on March 18, 2002 (the “Ball Offer Letter”). The Company most recently amended the Ball Offer Letter on February 22, 2021 to increase her base salary to $430,000 and change her title to include Chief Administrative Officer. Her base salary is reviewed for increase on an annual basis by the Board or the Compensation Committee. For Fiscal 2022, her base salary was increased to $500,000. For each calendar year during the term, Ms. Ball is eligible to participate in the Company’s annual bonus plan with a target bonus of 75% of her base salary, based on achieving performance goals to be established by the Compensation Committee. In addition, for each calendar year during the term, Ms. Ball is eligible to participate in the Company’s long-term incentive plan and receive target awards valued at 100% of her base salary, increased to 115% of her base salary in Fiscal 2022. Such awards are based upon terms and conditions determined by the Compensation Committee. Ms. Ball is also eligible to participate in all other benefit plans and fringe benefit arrangements available to the Company’s senior executives.
If Ms. Ball’s employment is terminated by the Company without cause (as defined in the Ball Offer Letter) or if Ms. Ball terminates her employment for good reason (as defined in the Ball Offer Letter) she will be entitled to the following payments and benefits: (i) any unpaid base salary through the date of termination; (ii) reimbursement for unreimbursed business expenses incurred through the termination date; (iii) payment of unused vacation and sick time in accordance with the Company’s policy; (iv) all other applicable
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compensation arrangement or benefit, equity or fringe benefit plan or program or grant pursuant to the terms and conditions of such plans; and (v) continued payments of base salary in effect at the time of termination in accordance with the Company’s regular payroll practices for a period of twelve months following the date of termination.
Ms. Ball is entitled to participate in the Company’s Executive Severance Plan; provided, however, that if she is or becomes eligible to receive severance benefits under such plan, she will cease to be eligible for severance payments under the Ball Offer Letter described above and the Company’s sole obligation will be to pay her the amounts and benefits provided in the Executive Severance Plan subject to the terms and conditions thereof.
During Ms. Ball’s employment and for a period of one year thereafter, she may not, among other things, compete with the Company in any jurisdiction in which the Company’s business is conducted nor may she intentionally interfere with the Company’s relationship with any of its suppliers, customers, or employees.
Mr. White, Chief Commercial Officer
On April 5, 2022, Mr. White executed an offer letter with the Company, which provides for an annual base salary of $450,000, which is subject to annual review by the Compensation Committee. Mr. White is eligible to participate in the Company’s annual bonus plan with a target bonus of 100% of his base salary, based on achieving performance goals to be established by the Compensation Committee. In addition, Mr. White is eligible to participate in the Company’s long term incentive plan and receive annual awards valued at 85% of his base salary (at target). Such awards will be upon terms and conditions determined by the Compensation Committee. Mr. White is also eligible to participate in all other benefit plans and fringe benefit arrangements available to the Company’s senior executives.
Pursuant to the terms of his offer letter, Mr. White is entitled to participate in the Company’s amended and restated executive severance agreement. He will be entitled to receive a one-year payout and other benefits upon a change of control (pursuant to the terms and conditions in the executive severance agreement at that time).
During Mr. White’s employment and for a period of one year thereafter, he may not, among other things, compete with the Company in any jurisdiction in which the Company’s business is conducted nor may he intentionally interfere with the Company’s relationship with any of its suppliers, customers, or employees.
Mr. Krug, Group President, Delivery
Mr. Krug joined the Company as Vice President, Advanced Practice pursuant to the terms and conditions of an offer letter entered into on March 24, 2017 (the “Krug Offer Letter”). The Company most recently amended the Krug Offer Letter on April 1, 2022, when Mr. Krug was promoted to Group President, with an increase of his annual base salary to $430,000, which is subject to annual review by the Compensation Committee. For Fiscal 2023, the Board increased Mr. Krug’s base salary to $450,000 to align more closely with 50th percentile market values. Mr. Krug’s target bonus was increased to 75% of his base salary, based on achieving performance goals to be established by the Compensation Committee. In addition, Mr. Krug’s target long-term incentive award opportunity was increased to 85% of his base salary. Such awards will be upon terms and conditions determined by the Compensation Committee. Mr. Krug is also eligible to participate in all other benefit plans and fringe benefit arrangements available to the Company’s senior executives.
Mr. Krug is entitled to participate in the Company’s amended and restated executive severance agreement. He will be entitled to receive a one-year payout and other benefits upon a change of control (pursuant to the terms and conditions in the executive severance agreement at that time).
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During Mr. Krug’s employment and for a period of one year thereafter, he may not, among other things, compete with the Company in any jurisdiction in which the Company’s business is conducted nor may he intentionally interfere with the Company’s relationship with any of its suppliers, customers, or employees.
Severance/Change of Control Arrangements
We maintain an Executive Severance Plan pursuant to which, subject to executing a release, each NEO is entitled to receive certain severance payments and benefits if, within 90 days prior to, or within 18 months after, a “Change of Control” (as defined in the Executive Severance Plan) of the Company, such NEO is terminated without cause or incurs an “involuntary termination” (i.e., a resignation for good reason). The Executive Severance Plan provides for a “double-trigger” policy, which means that (1) the “Change of Control” must occur and (2) the NEO must be terminated without Cause (as defined in the Executive Severance Plan) or the NEO terminates for “Good Reason” (as defined in the Executive Severance Plan).
Under the Executive Severance Plan, as of December 31, 2022, Mr. Martins, Mr. Burns, and Ms. Ball are entitled to receive continued base salary for a period of two years following termination, plus two times the amount of their target bonus for the year in which a Change of Control occurs; and Mr. White is entitled to receive continued base salary for a period of one year following termination, plus one times the amount of his target bonus of the year in which a Change of Control occurs. In addition, during such period, we would continue to make group health, life, or other similar insurance plans available to such NEO and his or her dependents, and we would pay for such coverage to the extent we paid for such coverage prior to the termination of employment. The severance benefits payable under the Executive Severance Plan are subject to the execution of a release and reduction to avoid any excise tax on “parachute payments” if the NEO would benefit from such reduction as compared to paying the excise tax. As of the Effective Date, Mr. Clark was no longer eligible to participate in the Executive Severance Plan.
Under our general severance pay policy for all of our eligible employees, if an NEO (other than Messrs. Martins and Burns, and Ms. Ball, whose arrangements are included in their respective employment agreements or offer letters) is terminated without Cause (as defined in our general severance pay policy) other than in connection with a Change of Control (as defined in the Executive Severance Plan), the NEO, subject to executing a release would be entitled to one week’s base salary for each full year of continuous service with us.
Anti-Hedging Policy
Pursuant to our Securities Compliance Policy and Securities Disclosure Compliance Agreement for Employees and Non-Employee Directors, our NEOs, directors, and employees may not buy or sell or participate in puts, calls, transferable options or other speculative rights and obligations with respect to equity securities of the Company. In addition, they may not make a “short sale” (i.e., the sale of securities that they do not own at the time of the sale or that will not be delivered for more than twenty days).
Stock Ownership Guidelines
Under our stock ownership guidelines, our Chief Executive Officer must hold shares of Common Stock equal to three times his base salary, to be accumulated over three years, and the Company’s other senior executives, including the other NEOs, must hold shares of Common Stock equal to one times his or her base salary, to be accumulated over three years. Both unvested and fully vested RSAs and fully vested PSAs, as well as directly- and indirectly-held shares, count towards this ownership requirement. As of April 3, 2023, all currently-employed NEOs are in compliance with, or on track to gain compliance within his or her respective three-year grace period, with our stock ownership guidelines.
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Impact of Accounting and Tax Matters
As a general matter, the Compensation Committee reviews and considers the various tax and accounting implications of compensation vehicles that we utilize. With respect to accounting matters, the Compensation Committee examines the accounting cost associated with equity compensation in light of ASC Topic 718.
With respect to tax matters, the Compensation Committee considers the impact of Section 162(m) of the Code. Section 162(m) limits the income tax deduction by the Company for compensation paid to certain executive officers to $1,000,000 per year. As a result of amendments to Section 162(m) as part of the Tax Cuts and Jobs Acts of 2017, the Company is generally no longer able to take a deduction for any compensation paid to its current or former NEOs in excess of $1,000,000.
Incentive Compensation Recoupment “Clawback” Policy
The Company currently has an Incentive Compensation Recoupment Policy (“Clawback Policy”) for executive officers. This policy further strengthens the risk mitigation program (as discussed below) by defining the economic consequences that misconduct has on the executive officer’s incentive-related compensation. If there is a Restatement (as defined below) and the Board determines that an executive officer received incentive compensation over a three-year look back period (during which the policy was in effect) in excess of the amount that would have been paid to the executive officer had such incentive compensation been calculated based on the qualifying restatement, the Board has the discretion to (i) require the executive officer to repay all or a portion of any cash incentive compensation, (ii) cancel all or a portion of any vested or unvested incentive compensation awarded to the executive officer, and (iii) require the executive officer to repay all or a portion of any gains realized with respect to the award. Under the policy, “Restatement” means any restatement of the Company’s financial statements due to non-compliance with any accounting requirement where such restatement is due to the covered person’s fraud or misconduct, errors or omissions or other related activities.
In October 2022, the SEC adopted new Rule 10D-1 under the Securities Exchange Act of 1934, as amended, which requires national securities exchanges, including Nasdaq, to establish listing standards relating to executive officer incentive compensation clawback and disclosure rules. The Company intends to monitor the development of Nasdaq’s final listing standards and plans to amend its existing compensation recoupment policy, as appropriate, in accordance with requirements of Nasdaq’s final listing standards.
Compensation Risk Management
Our Compensation Committee has specifically reviewed and, in consultation with Pearl Meyer, considered whether our executive compensation programs and policies create risks that are reasonably likely to have a material adverse effect on us. In that regard, we design our programs in a balanced and diversified manner while also creating significant, yet appropriate, incentives for strong performance based on our business and strategic plan. In most cases, each component of our performance-based compensation program is subject to a limit on the amount paid. We believe that our compensation programs reflect a balance of short-term, long-term, fixed and performance-based compensation in order not to encourage excessive risk-taking. A significant portion of our compensation program includes performance-based compensation. We believe that this ensures that our NEOs and other employees focus on the health of our business that will deliver stockholder value over time and discourages excess risk-taking by our NEOs and other employees. Our “clawback” and anti-hedging policies and stock ownership requirements also help to manage potential risks and promote alignment with stockholder interests. Accordingly, there were no material adjustments made to our compensation policies and practices. We will continue to monitor our compensation policies and practices to determine whether our risk management objectives are being met with respect to incentivizing the Company’s employees.
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COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement.
THE COMPENSATION COMMITTEE
Mark Perlberg, JD, Chairperson *
W. Larry Cash, Member
Gale Fitzgerald, Member
* Mr. Perlberg became Chairperson of the Compensation Committee on March 8, 2022 and he was preceded by Mr. Trunfio, who served as Chairperson of the Compensation Committee from January 1, 2014 to March 8, 2022. Mr. Trunfio participated in the determination of Fiscal 2022 compensation.
THIS REPORT IS NOT SOLICITING MATERIAL, IS NOT DEEMED TO BE FILED WITH THE SEC, AND IS NOT TO BE INCORPORATED BY REFERENCE IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN ANY SUCH FILING.
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SUMMARY COMPENSATION TABLE
The following table provides a summary of the compensation received by our NEOs for the fiscal years ended December 31, 2022, 2021, and 2020.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Kevin C. Clark (1)(2) Former President and Chief Executive Officer	2022	358,831	125,009	—	—	483,840
	2021	825,000	2,268,758	1,353,000	—	4,446,758
	2020	790,731	2,268,758	1,067,073	—	4,126,562

John A. Martins (1) President and Chief Executive Officer	2022	646,712	1,450,026	1,189,000	—	3,285,738
	2021	396,923	322,517	528,900	40,606	1,288,946

William J. Burns Chief Financial Officer	2022	548,077	825,020	766,700	—	2,139,797
	2021	525,000	656,262	645,750	—	1,827,012
	2020	511,269	656,260	478,272	—	1,645,801

Susan E. Ball, Chief Administrative Officer, General Counsel and Secretary	2022	495,129	575,035	615,000	—	1,685,164
	2021	428,462	430,006	528,900	—	1,387,368
	2020	409,015	420,003	409,948	—	1,238,966

Daniel J. White Chief Commercial Officer	2022	327,115	382,535	547,940	—	1,257,590

Marc Krug Group President, Delivery	2022	408,872	322,536	528,900	—	1,260,308
(1)
Mr. Clark served as the Company’s President and Chief Executive Officer until his retirement on March 31, 2022, when he transitioned to the role of the Chairman of the Board. Mr. Martins served as the Company’s Group President, Delivery, from May 2021 to March 31, 2022, when he was appointed President and Chief Executive Officer.

(2)
Mr. Clark’s salary is comprised of his base salary, pro-rated based on his retirement on March 31, 2022, of $238,831, and non-employee director fees for three quarters in his role as Chairman of the Board, totalling $120,000. As Chairman of the Board, Mr. Clark also received an annual equity grant of restricted stock, consistent with that received by non-employee directors, of $125,000.

(3)
Amounts in this column reflect the aggregate grant date fair value of awards of RSAs and PSAs granted under our 2020 Omnibus Incentive Plan and computed in accordance with ASC Topic 718 using the assumptions described in Note 14 of the notes to our consolidated financial statements contained in our 2022 Annual Report on Form 10-K filed on February 23, 2023. The aggregate grant date fair value per share of stock awards granted on March 31, 2022 was $21.67, and $20.27 per share of stock awards granted on April 18, 2022 to Mr. White. The grant date fair value of the PSAs is based on the probable outcome of the performance conditions as of the grant date. The fair value of awards at the maximum level of achievement for the 2022 PSAs was as follows: Mr. Martins, $1,993,792; Mr. Burns, $1,134,403; Ms. Ball, $790,673; Mr. White, $525,986; and Mr. Krug, $443,498. Further information regarding the Fiscal 2022 awards is included in the “Grants of Plan-Based Awards” and “Outstanding Equity Awards at 2022 Year-End” tables later in this proxy statement.

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GRANTS OF PLAN-BASED AWARDS
The following table summarizes equity and non-equity incentive plan awards granted to our NEOs during Fiscal 2022.
Name	Grant Date	Committee Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number Of Shares Of Stock Or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin C. Clark	3/31/22	3/18/22	—	—	—	—	—	—	—	—
	3/31/22	3/18/22	—	—	—	—	—	—	—	—
	6/1/22	—	—	—	—	—	—	—	7,201	125,009
John A. Martins	3/31/22	3/18/22	145,000	725,000	1,305,000	—	—	—	—	—
	3/31/22	3/18/22	—	—	—	8,364	33,457	58,550	—	725,013
	3/31/22	3/18/22	—	—	—	—	—	—	33,457	725,013
William J. Burns	3/31/22	3/18/22	93,500	467,500	841,500	—	—	—	—	—
	3/31/22	3/18/22	—	—	—	4,759	19,036	33,313	—	412,510
	3/31/22	3/18/22	—	—	—	—	—	—	19,036	412,510
Susan E. Ball	3/31/22	3/18/22	75,000	375,000	675,000	—	—	—	—	—
	3/31/22	3/18/22	—	—	—	3,317	13,268	23,219	—	287,518
	3/31/22	3/18/22	—	—	—	—	—	—	13,268	287,518
Daniel White	4/18/22	3/18/22	66,575	332,876	599,178	—	—	—	—	—
	4/18/22	3/18/22	—	—	—	2,359	9,436	16,513	—	191,268
	4/18/22	3/18/22	—	—	—	—	—	—	9,436	191,268
Marc Krug	3/31/22	3/18/22	64,500	322,500	580,500	—	—	—	—	—
	3/31/22	3/18/22	—	—	—	1,861	7,442	13,024	—	161,268
	3/31/22	3/18/22	—	—	—	—	—	—	7,442	161,268
(1)	Constitutes threshold, target, and maximum award opportunities for our NEOs under the Company’s Annual Cash Incentive Program, as described in the Compensation Discussion and Analysis section.
(2)
Constitutes threshold, target, and maximum number of shares related to the PSAs granted to the NEOs for Fiscal 2022. PSAs have a three-year performance period ending on December 31, 2024. The PSAs provide for the issuance of a number of shares after the three-year performance period based on the level of attainment of cumulative Adjusted EBITDA (a non-GAAP financial measure) (weighted 75%) and cumulative Adjusted EPS (a non-GAAP financial measure) (weighted 25%) at the end of the three-year period as discussed above.

(3)
All other stock awards include RSAs granted to the NEOs for Fiscal 2022, as described in the Compensation Discussion and Analysis section. Mr. Clark retired on March 31, 2022 and was not eligible for the equity and non-equity awards granted to our NEOs. As Chairman of the Board, Mr. Clark is eligible to receive an annual equity grant of restricted stock consistent with that received by non-employee directors.

(4)
Grant date fair value of each equity award, computed in accordance with ASC Topic 718. The grant date fair value of the PSAs is based on the probable outcome of the performance conditions as of the grant date. Refer to the footnotes to the Summary Compensation Table above.

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OUTSTANDING EQUITY AWARDS AT 2022 YEAR-END
The following table summarizes the outstanding equity awards as of December 31, 2022 held by our NEOs.
	Grant Date	Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (#)(1)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Kevin C. Clark	3/31/20	209,342	5,562,217	—	—
	3/31/21	78,705	2,091,192	76,291	2,027,052
	6/1/22	7,201	191,331	—	—

John A. Martins	3/31/21	11,188	297,265	10,846	288,178
	3/31/22	33,457	888,952	40,148	1,066,732

William J. Burns	3/31/20	60,553	1,608,893	—	—
	3/31/21	22,766	604,893	22,068	586,347
	3/31/22	19,036	505,787	22,843	606,939

Susan E. Ball	3/31/20	38,754	1,029,694	—	—
	3/31/21	14,917	396,345	14,460	384,202
	3/31/22	13,268	352,531	15,922	423,048

Daniel White	4/18/22	9,436	250,715	11,323	300,852

Marc Krug	3/31/20	6,368	169,198	—	—
	3/31/21	13,068	347,217	7,062	187,637
	3/31/22	7,442	197,734	8,930	237,270
(1)
RSA awards granted to executives vest in three equal installments on the anniversary of the grant date, provided that the officer continues to be employed with us through each vesting date. Mr. Clark’s RSA grant on 6/1/22 vests after one year of continued service as our non-employee Board Chairman. PSA awards, if earned, provide for the issuance of a number of shares after the three-year performance period (at which time the performance condition is deemed to be achieved), with the underlying shares vesting and paid out on the third anniversary of the grant date.

(2)
Awards in this column include RSAs that were granted in Fiscal 2020, Fiscal 2021, and Fiscal 2022, and the PSAs that were granted in Fiscal 2020, which are deemed to be earned because the performance condition was achieved as of December 31, 2022, but that had not yet vested and paid out as of that date. The market value of the shares in this column is measured by reference to the Company’s closing stock price as of December 30, 2022 of $26.57. Fiscal 2020 PSAs were earned and vested at 120% of target levels.

(3)
Awards in this column include PSAs granted in Fiscal 2021 and Fiscal 2022, for which the performance period will lapse as of December 31, 2023 and December 31, 2024, respectively. The market value of the

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shares in this column is measured by reference to the Company’s closing stock price as of December 30, 2022 of $26.57. The amounts reflected in this column assume that all goals under the PSAs will be achieved at the maximum level. The amounts indicated are not necessarily indicative of the amounts that may be realized by our NEOs.
OPTION EXERCISES AND STOCK VESTED IN 2022
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kevin C. Clark	291,688	6,320,879
John A. Martins	5,596	121,265
William J. Burns	84,373	1,828,363
Susan E. Ball	50,651	1,097,607
Daniel White	—	—
Marc Krug	13,506	282,260
(1)	Value realized upon vesting of the stock awards represents the total number of shares vested multiplied by the closing price on the vesting date.
NONQUALIFIED DEFERRED COMPENSATION 2022
Name	Executive Contribution in Last FY ($)(a)(1)	Registrants Contributions in Last FY ($)(b)	Aggregate Earnings in Last FY ($)(c)	Aggregate Withdrawals/ Distributions ($)(d)	Aggregate Balance at Last FYE ($)(e)
Kevin C. Clark	—	—	—	—	—
John A. Martins	—	—	—	—	—
William J. Burns	—	—	—	—	—
Susan E. Ball	—	—	—	—	—
Daniel White	—	—	—	—	—
Marc Krug	—	—	—	—	—
(1)	A description of the Nonqualified Deferred Compensation Plans is set forth in the Compensation Discussion and Analysis section. None of the current NEOs participate in the Plans.
Potential Payments Upon Termination or Change in Control
The tables below describe and estimate the amounts and benefits that our NEOs would have been entitled to receive upon a change of control or a termination of their employment in certain circumstances, assuming such events occurred as of December 31, 2022 (based on the plans and arrangements in effect on such date). Where applicable, the amounts payable assume a $26.57 fair value of our Common Stock (the closing price on December 30, 2022). The estimated payments are not necessarily indicative of the actual amounts any of our NEOs would have received in such circumstances. The tables exclude (i) compensation amounts accrued through December 31, 2022 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and (ii) vested account balances under our retirement plans that are generally available to all of our salaried employees. In addition, where applicable, the Cash Payment amounts include the actual amount paid to the NEOs for Fiscal 2022, since the hypothetical termination or change of control date is the last day of the fiscal year for which the bonus is to be determined.
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Kevin C. Clark:	Non-Change of Control Termination without Cause or for Good Reason ($)(1)	Termination for Cause or Resignation without Good Reason ($)	Change of Control Termination without Cause or for Good Reason ($)	Change of Control without Termination ($)
Cash Payment	—	—	—	—
Health and Life Insurance Benefits	—	—	—	—
Acceleration of Equity Awards	8,938,307(4)	—	8,938,307(4)	8,938,307(4)
Total Termination Benefits:	8,938,307	—	8,938,307	8,938,307
John A. Martins:	Non-Change of Control Termination without Cause ($)(1)	Termination for Cause or Resignation ($)	Change of Control Termination without Cause or for Good Reason ($)	Change of Control without Termination ($)
Cash Payment	2,900,000(2)	—	2,900,000(2)	—
Health and Life Insurance Benefits	38,132(3)	—	38,132(3)	—
Acceleration of Equity Awards	2,315,310(4)	—	2,315,310(4)	2,315,310(4)
Total Termination Benefits:	5,253,442	—	5,253,442	2,315,310
William J. Burns:	Non-Change of Control Termination without Cause ($)(1)	Termination for Cause or Resignation ($)	Change of Control Termination without Cause or for Good Reason ($)	Change of Control without Termination ($)
Cash Payment	550,000(5)	—	2,035,000(2)	—
Health and Life Insurance Benefits	19,066(5)	—	38,132(3)	—
Acceleration of Equity Awards	—	—	3,541,701(4)	3,541,701(4)
Total Termination Benefits:	569,066	—	5,614,833	3,541,701
Susan E. Ball:	Non-Change of Control Termination without Cause ($)(1)	Termination for Cause or Resignation ($)(6)	Change of Control Termination without Cause or for Good Reason ($)	Change of Control without Termination ($)
Cash Payment	500,000(10)	—	1,750,000(2)	—
Health and Life Insurance Benefits	—	—	28,088(3)	—
Acceleration of Equity Awards	—	—	2,341,003(4)	2,341,003(4)
Total Termination Benefits:	500,000	—	4,119,091	2,341,003
Daniel White	Non-Change of Control Termination without Cause ($)(1)	Termination for Cause or Resignation ($)(6)	Change of Control Termination without Cause or for Good Reason ($)	Change of Control without Termination ($)
Cash Payment	—(9)	—	900,000(11)
Health and Life Insurance Benefits	—	—	14,221(12)
Acceleration of Equity Awards	—	—	501,429(4)	501,429(4)
Total Termination Benefits:	—	—	1,415,650	501,429
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Marc Krug	Non-Change of Control Termination without Cause ($)(1)	Termination for Cause or Resignation ($)(6)	Change of Control Termination without Cause or for Good Reason ($)	Change of Control without Termination ($)
Cash Payment	41,346(9)	—	752,500(11)	—
Health and Life Insurance Benefits	—	—	19,009(12)	—
Acceleration of Equity Awards	—	—	1,050,126(4)	1,050,126(4)
Total Termination Benefits:	41,346	—	1,821,635	1,050,126
(1)
“Cause” is generally defined under Mr. Clark’s and Mr. Martin’s employment agreements as: (i) an act or acts of fraud or dishonesty which results in the personal enrichment of him or another person or entity at the expense of the Company; (ii) his admission, confession, pleading of guilty or nolo contendere to, or conviction of (x) any felony (other than third degree vehicular infractions), or (y) of any other crime or offense involving misuse or misappropriation of money or other property; (iii) his knowing, intentional and material breach of the Company’s Code of Conduct for Senior Officers; or (iv) his gross negligence or willful misconduct with respect to his duties that results in material harm to the Company.

“Cause” is generally defined under Mr. Burns’ employment agreement as: (i) an act or acts of fraud or dishonesty which results in the personal enrichment of him or another person or entity at the expense of the Company; (ii) admission, confession, pleading of guilty or nolo contendere to, or conviction of (x) any felony (other than third degree vehicular infractions), or (y) of any other crime or offense involving misuse or misappropriation of money or other property; (iii) continued material breach of the Company’s Code of Conduct or any obligations under the employment agreement for 30 days after the Company has given notice thereof in reasonable detail, if such breach has not been cured by him during such period; or (iv) gross negligence or willful misconduct with respect to his duties or gross misfeasance of office.
“Cause” is generally defined under Ms. Ball’s, Mr. Krug’s, and Mr. White’s offer letters as: (i) an act or acts of fraud or dishonesty which results in the personal enrichment of him/her or another person or entity at the expense of the Company; (ii) pleading of guilty or nolo contendere to, or conviction of (x) any felony (other than third degree vehicular infractions), or (y) of any other crime or offense involving misuse or misappropriation of money or other property; (iii) knowing, intentional and material breach of the Company’s Code of Conduct for Senior Officers; or (iv) gross negligence or willful misconduct with respect to his/her duties or gross misfeasance of office that results in material harm to the Company.
“Good Reason” is generally defined under Mr. Clark’s and Mr. Martin’s employment agreements as, without his written consent, the occurrence of any of the following events that are not cured by the Company within 30 days of written notice specifying the occurrence of such Good Reason event, which notice will be given to the Company within 90 days after the occurrence of the Good Reason event: (i) a material diminution in his then authority, duties or responsibilities; (ii) a material diminution in his compensation components; (iii) a relocation of his principal business location to a location more than 25 miles outside of Boca Raton, Florida; or (iv) any material breach of the employment agreement by the Company.
“Good Reason” is generally defined under Mr. Burns’ employment agreement as, without his written consent, the occurrence of any of the following events that are not cured by the Company within 30 days of written notice specifying the occurrence of such Good Reason event, which notice will be given to the Company within 90 days after the occurrence of the Good Reason event: (i) a material diminution in his
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then authority, duties or responsibilities; (ii) a material diminution in his Base Salary; (iii) a relocation of his principal business location to a location more than 50 miles outside of Boca Raton, Florida; or (iv) any material breach of the employment agreement by the Company.
“Good Reason” is generally defined under Ms. Ball’s, Mr. Krug’s, and Mr. White’s offer letters as, without his/her written consent, the occurrence of any of the following events that are not cured by the Company within 30 days of written notice specifying the occurrence of such Good Reason event, which notice will be given to the Company within 90 days after the occurrence of the Good Reason event: (i) a material diminution in his/her then authority, duties or responsibilities or assignment of duties that are inconsistent with his/her status, title or position; (ii) a material diminution in his/her base salary or other compensation components; (iii) a relocation of his/her principal business location to a location more than 50 miles outside of Boca Raton, Florida; or (iv) any material breach of the employment agreement by the Company.
(2)
Represents two times the sum of base salary and target bonus. The severance benefits payable under the Severance Policy are subject to reduction to avoid any excise tax on “parachute payments” if the NEO would benefit from such reduction as compared to paying the excise tax. Severance payments are paid pro-rata over one year in accordance with the Company’s normal payroll practices starting 60 days after separation from service.

(3)	Represents two years of continued health and life insurance benefits, paid in accordance with the Company’s normal practices.
(4)
Represents the value of unvested restricted stock (RSAs) that would accelerate and vest on a change in control (as defined in the 2020 Omnibus Incentive Plan). The value is calculated by multiplying the number of shares of restricted stock (RSAs) that accelerate by the per share closing price of the Common Stock on December 30, 2022 of $26.57. Awards issued on or after June 20, 2014, including performance-based share awards (PSAs), do not vest on change in control except at discretion of the Compensation Committee. The above table assumes that all awards will vest upon a change in control. Under Mr. Clark’s and Mr. Martins’ employment agreements, awards will also vest upon a non-change of control termination without cause.

(5)	Represents the sum of one year base salary and one year of benefits for Mr. Burns, paid pro-rata over one year in accordance with the Company’s normal payroll practices.
(6)
“Cause” is generally defined under our general severance pay policy as: (i) an NEO engaging in actions that are injurious to us (monetarily or otherwise) or (ii) an NEO’s conviction for any felony or any criminal violation involving dishonesty or fraud.

(7)
Under the Severance Policy, “cause” is as defined under an NEO’s employment agreement with us, but if the NEO does not have an employment agreement with us that defines “cause,” then “cause” is defined as termination due to an NEO’s insubordination, dishonesty, fraud, incompetence, moral turpitude, misconduct, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for us or an affiliate as determined by the Compensation Committee in its sole discretion; or (ii) in the case where there is an employment agreement, or similar agreement, in effect between us or an affiliate and the NEO at the termination date that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement that conditions “cause” on occurrence of a change of control, such definition of “cause” shall not apply until a change of control actually takes place and then only with regard to a termination thereafter. Notwithstanding the foregoing, an NEO shall be deemed to be terminated for “Cause” if the NEO: (i) breaches the terms of any agreement between the Company or an affiliate and the NEO including, without limitation, an employment agreement or non-competition agreement or (ii) discloses to anyone outside the Company or its affiliates, or uses in other than the Company’s or its affiliates’ business, without written authorization from the Company, any confidential information or proprietary information, relating to the business of the Company or its affiliates acquired by the NEO prior to the termination date.

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(8)
“Good reason” (called an “involuntary termination” under the Severance Policy) is generally defined under the Severance Policy as: (i) without the Employee’s express written consent, a significant reduction of the Employee’s duties, position or responsibilities relative to the NEO’s duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the NEO from such position, duties and responsibilities, unless the NEO is provided with comparable duties, position and responsibilities; provided, however, that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity shall not constitute an “Involuntary Termination”; (ii) a reduction by the Company of the NEO’s base salary as in effect immediately prior to such reduction; (iii) a material reduction by the Company in the kind or level of employee benefits to which the NEO is entitled immediately prior to such reduction with the result that the NEO’s overall benefits package is materially reduced (unless such reduction is applicable to all employees); or (iv) without the NEO’s express written consent, the relocation of the NEO to a facility or a location more than thirty-five (35) miles from his or her current location.

(9)	Represents one week’s base salary for each full year of continuous service with us.
(10)	Represents one year of base salary for Ms. Ball, paid pro-rata over one year in accordance with the Company’s normal payroll practices.
(11)
Represents the sum of one year of base salary plus target bonus, paid pro-rata over one year in accordance with the Company’s normal payroll practices. The severance benefits payable under the Severance Policy are subject to reduction to avoid any excise tax on “parachute payments” if the NEO would benefit from such reduction as compared to paying the excise tax.

(12)	Represents one year of continued health and life insurance benefits, paid in accordance with the Company’s normal practices.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of the individual identified as our “median” paid employee and the annual total compensation of John A. Martins, who served as our President and Chief Executive Officer (“CEO”) from April 1, 2022 through the end of Fiscal 2022.
For purposes of determining our pay ratio for Fiscal 2022, the annual total compensation of our median employee (excluding our CEO) was $45,550 and the total compensation of our CEO was $3,285,738. Based on this information, the ratio of the annual total compensation of our CEO to that of our median employee for 2022 was 72 to 1.
The methodology and material assumptions, adjustments, and estimates used to identify our median employee for this purpose were as follows:
We determined that, as of December 31, 2022, our employee population, including our full-time, part-time and temporary employees, consisted of approximately 16,702 individuals, with 16,452 of these individuals located in the U.S. and 250 individuals located outside the U.S. Under SEC rules, which provide an exemption for a de minimis number of employees located outside of the U.S., we excluded 250 employees located in India from this employee population. For purposes of determining our pay ratio, our designated employee population included a total of 16,452 U.S. employees and 0 non-U.S. employees.
To identify the median employee, we used total cash compensation as our consistently applied compensation measure. For new employees, who were hired in Fiscal 2022 but did not work for the Company for the entire fiscal year, compensation was annualized for the full year and compensation for part-time employees was annualized but not converted into a full-time equivalent. We did not make any cost-of-living adjustments in identifying the median employee. Using this methodology, we determined our
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median employee based on the actual cash compensation, consisting of salary, overtime pay, bonus and commissions, and other cash earnings, paid to each employee in the identified employee population for the period from January 1, 2022 through December 31, 2022.
Once we identified our median employee, the employee’s total compensation for 2022 was determined in accordance with Item 402(c)(2)(x) of Regulation S-K, resulting in the annual total compensation amount reported above. With respect to our CEO’s annual total compensation, we used the amount reported in the Total column in the Summary Compensation Table of this proxy statement.
We believe the above pay ratio disclosure is a reasonable estimate calculated in a manner consistent with SEC rules and guidance; however, due to the flexible approaches permitted in calculating the CEO pay ratio, comparisons among companies may not be very meaningful.
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Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and the Company’s financial performance for the fiscal years listed below. You should refer to our Compensation Discussion and Analysis (“CD&A”) for a complete description of how executive compensation relates to Company performance and how the Compensation Committee makes its decisions.
The following table discloses information on “compensation actually paid” (CAP) to our principal executive officers (CEOs) and to our other NEOs on an average basis (non-CEO NEOs) during the specified years alongside total shareholder return (TSR) and net income metrics, as well as a Company-selected measure of Adjusted EBITDA, which is a non-GAAP measure. See Annex A of this proxy statement for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.
The Company believes that Adjusted EBITDA is the most important financial metric in linking actual incentives earned by our NEOs for the past three years to Company performance. The majority (60%) of target annual cash incentive award opportunities for our NEOs are tied to Adjusted EBITDA goals. The PSAs granted to the NEOs in 2022 provided for the issuance of a number of shares based on the level of attainment of cumulative Adjusted EBITDA over a three-year performance period (weighted 75%) and cumulative Adjusted EPS over the three-year performance period (a non-GAAP financial measure) (weighted 25%).
Pursuant to SEC rules, the TSR figures assume an initial investment of $100 on December 31, 2019. As permitted by SEC rules, the peer group referenced for purposes of the TSR comparison is the group of companies included in the Dow Jones US Business Training & Employment Agencies Index, which is the industry peer group used for purposes of Item 201 (e) of Regulation S-K.
The following non-CEO named executive officers are included in the average figures shown in columns (d) and (e) in the table below:
2022: William J. Burns, Susan E. Ball, Daniel J. White, and Marc Krug
2021: John A. Martins, William J. Burns, Susan E. Ball, and Buffy S. White
2020: William J. Burns, Susan E. Ball, Stephen A. Saville, and Buffy S. White.
						Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for CEO – Clark ($)(b)	Summary Compensation Table Total for CEO – Martins ($)(b)	Compensation Actually Paid to CEO – Clark ($)(c)	Compensation Actually Paid to CEO – Martins ($)(c)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(d)	Average Compensation Actually Paid to Non-CEO NEOs ($)(e)	Total Share holder Return ($)(f))	Peer Group Total Shareholder Return ($)(g)	Net Income ($)(h)	Company Selected Measure Adjusted EBITDA ($)(i)
2022(1)	483,840	3,285,738	(1,659,783)	4,131,136	1,585,715	1,636,920	230.84	97.12	188,460,809	301,716,323
2021(2)	4,446,758	N/A	17,863,020	N/A	1,446,211	3,577,462	240.83	142.34	132,002,036	162,053,021
2020(3)	4,126,562	N/A	3,401,723	N/A	1,311,344	1,138,485	77.06	105.21	(12,961,764)	36,321,949
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The methodology for calculating amounts presented in the columns “Compensation Actually Paid to CEO” and “Average Compensation Actually Paid to Non-CEO NEOs,” including details regarding the amounts that were deducted from, and added to, the Summary Compensation Table totals to arrive at the values presented for CAP, are provided in the below footnotes to the table.
Note (1) - 2022 Adjustments	CEO - Clark ($)	CEO - Martins ($)	Average non -CEO NEOs ($)
Deductions for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(125,009)	(1,450,026)	(526,282)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	191,331	2,355,724	865,732
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	—	—
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(433,563)	(26,220)	(59,505)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(1,776,382)	(34,080)	(228,740)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	—	—
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—	—
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—	—
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	—	—	—
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	—	—	—
Total Adjustments	(2,143,623)	845.398	51,205
Summary Compensation Table Total	483,840	3,285,738	—
Average Summary Compensation Table Total	—	—	1,585,715
Compensation Actually Paid	(1,659,783)	4,131,136	—
Average Compensation Actually Paid	—	—	1,636,920
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Note (2) - 2021 Adjustments	CEO - Clark ($)	Average non- CEO NEOs ($)
Deductions for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(2,268,758)	(432,826)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	5,395,467	1,029,328
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	—
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	9,726,542	1,434,406
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	563,011	100,343
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	—
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	—	—
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	—	—
Total Adjustments	13,416,262	2,131,251
Summary Compensation Table Total	4,446,758	—
Average Summary Compensation Table Total	—	1,446,211
Compensation Actually Paid	17,863,020	—
Average Compensation Actually Paid	—	3,577,462
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Note (3) - 2020 Adjustments	CEO - Clark ($)	Average non- CEO NEOs ($)
Deductions for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(2,268,758)	(430,320)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	2,558,209	485,221
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	—
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(620,484)	(119,689)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(393,806)	(108,071)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	—
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	—	—
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	—	—
Total Adjustments	(724,839)	(172,859)
Summary Compensation Table Total	4,126,562	—
Average Summary Compensation Table Total	—	1,311,344
Compensation Actually Paid	3,401,723	—
Average Compensation Actually Paid	—	1,138,485
As required, below are the most important measures used by the Company to link compensation actually paid to all our NEOs, including the CEO, to Company performance for 2022. For further information regarding these performance metrics and their function in our executive compensation program, please see “Compensation Discussion and Analysis” beginning on page 40.
2022 Most Important Measures (Unranked)
Revenue
Adjusted EBITDA
Adjusted EPS
Relationship between “Compensation Actually Paid” and Performance Measures
The charts below show, for the past three years, the relationship of the Company’s TSR relative to its peers as well as the relationship between the CEO and non-CEO CAP and (i) the Company’s TSR; (ii) the Company’s net income; and (iii) the Company’s Adjusted EBITDA.
CAP, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual
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achievement of performance goals (as reflected in the significant increase to 2021 CAP). For a discussion of how our Compensation Committee assessed our performance and our named executive officers’ pay each year, see “Compensation Discussion and Analysis” in this proxy statement and in the proxy statements for 2020 and 2021.

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Compensation Actually Paid v. Adjusted EBITDA
$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-
2020
2021
2022
CEO Comp Actually Paid
NEO Avg Comp Actually Paid
Adjusted EBITDA (in thousands)

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OUR ANNUAL MEETING & OTHER INFORMATION
OUR PROPOSALS
PROPOSAL NO. 1: ELECTION OF DIRECTORS
The Board currently consists of nine members. The current terms of all nine directors expire at the Annual Meeting, and eight of such directors are standing for re-election at the Annual Meeting.
Each director nominee elected will hold office until the 2024 Annual Meeting of Stockholders and until a successor has been duly elected and qualified unless, prior to such meeting a director shall resign, or his or her directorship shall become vacant due to his or her death, resignation or removal. All director nominees were elected at the 2022 Annual Meeting of Stockholders, other than Messrs. Bhamidipati and Allen who were elected by the Board to serve as directors effective November 16, 2022 and January 3, 2023, respectively.
Each director nominee has agreed to serve, if elected, and management has no reason to believe that he or she will be unavailable to serve. If any of the director nominees should be unavailable for election, the proxies will be voted for the election of such other person as may be recommended by the Board in place of such director nominee. Shares properly voted will be voted FOR each director nominee unless the stockholder indicates on the proxy that authority to vote the shares is withheld for one or more of the director nominees listed. A proxy cannot be voted for a greater number of persons than the eight director nominees.
Name	Age	Position
Kevin C. Clark	62	Chairman of the Board and Director
Dwayne Allen	61	Director
Venkat Bhamidipati	56	Director
W. Larry Cash	74	Chairperson of the Audit Committee and Lead Director
Gale Fitzgerald	72	Chairperson of the Governance and Nominating Committee and Director
John A. Martins	55	President, Chief Executive Officer and Director
Janice E. Nevin, M.D., MPH	62	Director
Mark Perlberg, JD	67	Chairperson of the Compensation Committee and Director
For information as to the shares of the Common Stock held by our director nominees, see “Security Ownership of Certain Beneficial Owners and Management” above and for a biographical summary of our director nominees, see “Our Board of Directors” above. There are no arrangements or understandings between any of the director nominees or executive officers and any other person pursuant to which our director nominees or executive officers have been selected for their respective positions.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH
OF THE DIRECTOR NOMINEES.
(PROPOSAL NO. 1 ON YOUR PROXY CARD)
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PROPOSAL NO. 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
D&T has served as our independent registered public accounting firm since 2015. The Audit Committee annually evaluates the selection of our independent registered accounting firm and has reappointed D&T as the Company’s independent registered public accounting firm (an independent accounting firm) to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2023. In deciding whether to reappoint D&T, the Audit Committee considered a number of factors, including, but not limited to the independence, quality of services, the effectiveness of communications, and the technical expertise and knowledge of the industry. The Audit Committee is directly involved with the selection of the lead engagement partner, including in connection with the mandated rotation of the independent auditor’s lead engagement partner every five years.
Although stockholder approval is not required for the appointment of an independent accounting firm, the Audit Committee and the Board believe that soliciting the Company’s stockholders’ input is a matter of good corporate governance. If the stockholders fail to ratify the appointment of D&T, it will be considered as a directive to the Audit Committee and the Board to consider the appointment of another independent accounting firm; however, the Board and the Audit Committee are not required to do so. Even if D&T appointment is ratified, the Board and the Audit Committee may select a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Members of D&T are expected to be present by virtual participation at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Recommendations
The Audit Committee deems the ratification of the appointment of D&T as our independent registered public accounting firm to be in the best interest of the Company and its stockholders and recommends that holders of the Common Stock vote FOR Proposal No. 2.
The affirmative vote of holders of a majority of shares represented at the Annual Meeting, by virtual participation or by proxy and entitled to vote is required for the appointment of the Audit Committee’s selection of D&T as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL NO. 2 ON YOUR PROXY CARD)
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PROPOSAL NO. 3: NON-BINDING ADVISORY VOTE TO APPROVE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS
We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 40 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, beginning on page 61, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to the Company’s recent and long-term success.
In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes, and narrative in the Proxy Statement for the Company’s 2023 Annual Meeting of Stockholders.
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. This proposal gives the Company’s stockholders the opportunity to express their views on the compensation of its named executive officers in accordance with Section 14A of the Exchange Act. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the Company’s compensation philosophy, policies, and practices described in this proxy statement.
The Board and the Compensation Committee value the opinions of the Company’s stockholders and, to the extent that any significant vote against the named executive officer compensation occurs, the Board will consider the stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. However, neither the Board nor the Compensation Committee will have any obligation to take such actions.
The Board has adopted a policy providing for an annual “say-on-pay” advisory vote. At our 2017 annual meeting of stockholders, our stockholders voted to conduct the “say-on-pay” advisory vote on an annual basis. We are holding a “say on frequency” vote this year and refer you to Proposal No. 4. We anticipate that we will hold our next advisory “say-on-pay” vote in 2024.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO OUR
NAMED EXECUTIVE OFFICERS IN 2022
(PROPOSAL NO. 3 ON YOUR PROXY CARD)
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PROPOSAL NO. 4: NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE
ADVISORY VOTES ON EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, we are asking stockholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal No. 3 above should occur every year, every two years, or every three years. The Company has had annual votes starting with the 2011 annual meeting, following the advisory vote of shareholders in favor of annual “say on pay” votes, which was reaffirmed at the Company’s 2017 annual meeting:
Our Board of Directors recognizes the importance of receiving regular input from our stockholders on important issues such as our executive compensation and believes that at present it should continue to receive advisory input from our stockholders each year; in addition, we believe that a best corporate governance practice is to hold annual “say on pay” votes. We ask that you support a frequency period of every year (an annual vote) for future non-binding advisory stockholder votes on compensation of our NEOs.
Although the vote is non-binding, the Board of Directors will consider the vote results in determining the frequency of future say-on-pay votes. The Company will announce its decision on the frequency of say-on-pay votes in a Form 8-K filed with the SEC following the Annual Meeting. Notwithstanding the board’s recommendation and the outcome of the shareholder vote, the board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoptions of material changes to compensation programs.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR “ONE YEAR” AS THE FREQUENCY WITH WHICH TO HOLD FUTURE ADVISORY
“SAY ON PAY” VOTES”
(PROPOSAL NO. 4 ON YOUR PROXY CARD)
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GENERAL PROXY INFORMATION
ANNUAL MEETING AND VOTING INFORMATION
The Proxy Statement is furnished in connection with the solicitation by the Board of Cross Country Healthcare, Inc. (“Cross Country,” the “Company,” “our,” “we,” or “us”), a Delaware corporation, of proxies to be voted at our 2023 Annual Meeting, or at any adjournment, postponement, or continuation thereof.
2023 Annual Meeting of Stockholders
•	Time and Date:	May 16, 2023, at 12:00 p.m. Eastern Time
•	Virtual Meeting Site:	www.virtualshareholdermeeting.com
•	Record Date:	March 20, 2023
•	Voting:
Stockholders of the Company as of the record date, March 20, 2023, are entitled to vote on the proposals being acted upon at the meeting. Each share of the Company’s common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted upon at the Annual Meeting.

Matters to be Voted Upon
The purposes of the Annual Meeting are to seek stockholder approval of the following three proposals:
i.	To elect eight directors to serve for a one-year term;
ii.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023;
iii.	To approve, on a non-binding, advisory basis, the compensation paid to our named executive officers in 2022 (“say on pay” vote); and
iv.	To conduct an advisory vote on the frequency of future say on pay votes.
We also will consider and act upon any other matters that properly come before the Annual Meeting or any adjournment, postponement, or continuation thereof.
How to Attend the Virtual Annual Meeting
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live audio cast. You are entitled to participate in the Annual Meeting only if you were a stockholder as of the close of business on March 20, 2023 (the “Record Date”) or if you hold a valid proxy for the Annual Meeting.
To be admitted to and to participate in the Annual Meeting at www.virtualshareholdermeeting.com/you must enter the 16-digit control number on your proxy card or voting instruction form you previously received. You also will be able to vote your shares online, submit questions electronically, and examine a list of stockholders during the Annual Meeting. During the live Q&A session of the meeting, members of our executive leadership team will answer questions as they come in, as time permits. To ensure the meeting is conducted in a manner that is fair to all stockholders, the Chairman of the Board may exercise broad discretion in recognizing stockholders who wish to participate, the order in which questions are asked, and the amount of time devoted to any one question. However, we reserve the right to edit or reject questions we deem inappropriate.
The meeting webcast will begin promptly at 12:00 p.m. Eastern Time on May 16, 2023. Online access will begin at 11:45 a.m. Eastern Time, and we encourage you to access the meeting prior to the start time.
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We will have technicians ready to assist with any technical difficulties you may have. You will have the ability to test the systems before the Annual Meeting starts, and a technical phone number will be provided when the meeting opens.
Who May Vote
Stockholders of record of our common stock, par value $0.0001 per share (the “Common Stock”) as of the close of business on the Record Date are entitled to notice of, and to vote at the Annual Meeting and any adjournment, postponement, or continuation thereof. As of the Record Date, we had 36,045,129 shares of Common Stock issued and outstanding. We have no other securities entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter. There is no cumulative voting.
If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions that your bank or brokerage firm provides to you. Many banks and brokerage firms solicit voting instructions over the internet or by telephone. Even if your shares are held in street name, you are welcome to participate in the Annual Meeting; however, you may not vote your shares online during the Annual Meeting. If you hold your shares in street name and wish to vote online during the Annual Meeting, please contact your bank or brokerage firm before the Annual Meeting to obtain the necessary proxy from the holder of record.
If the beneficial owner does not provide voting instructions, banks and brokerage firms cannot vote the shares with respect to “non-routine” matters but can vote the shares with respect to “routine” matters. “Broker non-votes” occur when a beneficial owner of shares held in street name fails to provide instructions to the bank or brokerage firm holding the shares as to how to vote on matters deemed “non-routine.” We believe Proposal No. 2 (the ratification of the appointment of our independent registered public accounting firm) is a “routine” matter and, as a result, we do not expect there to be any broker non-votes. Proposal No. 1 (the election of directors) and Proposal No. 3 (the non-binding advisory approval of the compensation of the Company’s named executive officers for 2022) are “non-routine” matters, and banks and brokerage firms cannot vote your shares on such proposals if you have not given voting instructions.
The presence at the Annual Meeting of a majority of the outstanding shares of Common Stock as of the Record Date, represented by virtual attendance or by proxy, is required for a quorum. As long as one of the matters is deemed to be a “routine” matter, proxies reflecting broker non-votes (if any) will be counted towards the quorum requirement.
Electronic Notice and Mailing
Pursuant to the rules promulgated by the Securities and Exchange Commission (the “SEC”) we are making our proxy materials available to you on the Internet. Accordingly, we will mail a Notice of Internet Availability of proxy materials (the “Notice of Internet Availability”) to the beneficial owners of our Common Stock entitled to vote during the Annual Meeting on or about April 3, 2023. From the date of the mailing of the Notice of Internet Availability until the conclusion of the Annual Meeting, all beneficial owners entitled to vote during the Annual Meeting will have the ability to access all of the proxy materials at www.proxyvote.com. If you received a Notice of Internet Availability, you may request a paper copy or e-mail version of these proxy materials.
The Notice of Internet Availability will contain:
•	the date, time, and instructions to virtually attend the Annual Meeting, the matters to be acted upon at the Annual Meeting and the Board’s recommendation with regard to each matter;
•	the Internet address where the proxy materials may be accessed;
•	a comprehensive listing of all proxy materials available on the internet address;
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•	a toll-free phone number, e-mail address and Internet address for requesting either a paper copy or e-mail version of proxy materials;
•	the last reasonable date a stockholder can request a paper copy or e-mail version of the proxy materials and expect them to be delivered prior to the Annual Meeting; and
•	instructions on how to access the proxy card.
You may also request a paper copy or e-mail version of the proxy materials on or before the date provided in the Notice of Internet Availability by calling 1-800-579-1639. We will fill your request within three business days. You will also have the option to establish delivery preferences that will be applicable for all your future mailings.
How to Vote
If you were a record holder of shares of Common Stock on the Record Date, you may vote as follows:
•	By Internet: Go to the website www.proxyvote.com to vote via the Internet. You will need to follow the instructions on your proxy card and the website.
•	By Telephone: Call the toll-free number 1-800-690-6903 to vote by telephone. You will need to follow the instructions on your proxy card and the recorded instructions.
•
By Mail: If you prefer, you can contact us to obtain paper copies of all proxy materials, including proxy cards, by calling 1-800-579-1639, or by mail: Cross Country Healthcare, Inc., General Counsel, at 6551 Park of Commerce Boulevard, N.W., Boca Raton, Florida, 33487. If you contact us to request a proxy card, please mark, sign and date the proxy card and return it promptly in the self-addressed, stamped envelope that we will provide, if you are the stockholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record. This way your shares will be represented whether or not you are able to virtually attend the meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

•
Virtual Participation: The Annual Meeting will be held entirely online via live audio cast. Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting if you obtain a valid proxy from the record holder. However, even if you plan to virtually attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to virtually attend the meeting.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies to vote in the same manner as if you signed, dated and returned your proxy card. If you vote via the Internet or by telephone, do not mail a proxy card.
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If your shares of Common Stock are held in “street name” through a bank, broker or other institution, then that bank, broker or other institution is considered the holder of record of your shares, and you should refer to information forwarded to you by such holder of record for your voting options. You may vote as follows:
•	By Internet or Telephone: You will receive instructions from your broker or other nominee if you are permitted to vote by internet or telephone.
•	By Mail: You will receive instructions from your broker or other nominee explaining how to vote your shares.
Board’s Voting Recommendations
The Board recommends a vote:
Proposal No. 1: “FOR” the election of each of the eight director nominees to serve on the Board for a one-year term.
Proposal No. 2: “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
Proposal No. 3: “FOR” approval, on an advisory basis, of compensation paid to our named executive officers in 2022.
Proposal No. 4: “FOR” approval, to conduct an advisory vote on the frequency of future say on pay votes.
Required Vote
Shares of Common Stock represented by any proxy duly given will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted “FOR” the election of each of the director nominees, “FOR” ratification of the independent registered public accounting firm, and “FOR” approval, on an advisory basis, of the compensation paid to our named executive officers in 2022. In addition, if any other matters come before the Annual Meeting, the persons named in the accompanying Proxy Card will vote in accordance with their best judgment with respect to such matters. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters.
The company is incorporated in the State of Delaware and our shares are listed on Nasdaq. As a result, the Delaware General Corporation Law (the “DGCL”) and Nasdaq listing rules govern the voting standards applicable to actions taken by our stockholders.
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Under our bylaws, the affirmative vote of a majority of the votes cast (affirmatively or negatively) are required for the matters set forth for stockholder vote in Proposal Nos. 2 and 3. For Proposal No. 1, our bylaws provide that a director nominee will be elected if the votes cast for director nominee’s election exceed the votes cast against such director nominee’s election. Please see the below chart for a summary of the required votes, as well as the impacts of abstentions and broker non-votes, for each proposal:
Proposal	Voting Approval Standard	Effect of Abstention(1)	Effect of Broker Non-Vote(2)
1. Election of eight director nominees	Votes cast for a director nominee’s election exceed the votes cast against such director nominee’s election	No effect	No effect
2. Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year December 31, 2023	Majority of the votes cast	No effect	Not applicable
3. Advisory vote to approve the 2022 compensation of named executive officers (say on pay)	Majority of the votes cast	No effect	No effect
4. To conduct an advisory vote on the frequency of future say on pay votes	Majority of the votes cast	No effect	No effect
(1)	Under the DGCL, abstentions are not considered “votes cast” and, accordingly, shares that abstain with respect to Proposal Nos. 1, 2, and 3 have no impact on the result.
(2)
Proposal No. 2 is considered a “routine” proposal on which brokers are permitted to vote in their discretion even if the beneficial owners do not provide voting instructions. However, Proposal Nos. 1, 3, and 4 are not considered to be routine matters and brokers will not be entitled to vote thereon unless beneficial owners provide voting instructions. Accordingly, broker non-votes will not be counted toward the tabulation of votes on Proposal Nos. 1, 3, and 4.

Revoking Your Proxy
If you are a holder of record, you may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice of revocation to us (to the attention of the Inspectors of Election), timely delivering a valid, later-dated proxy or virtually attending and voting online during the Annual Meeting. Please note that virtual attendance at the Annual Meeting will not by itself revoke a proxy; you must also vote online during the Annual Meeting to revoke a proxy. If your shares are held in “street name,” you may revoke your voting instructions by following the specific directions provided to you by your bank or broker.
If the Annual Meeting is postponed, continued, or adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting (except for any proxies that have at that time effectively been revoked or withdrawn).
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Proxy Cards
All shares that have been properly voted and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign and return your proxy card, or vote by internet or telephone but fail to give voting instructions, the shares represented by the proxy will be voted by the Proxy Committee as recommended by the Board. The Proxy Committee consists of Kevin C. Clark and John A. Martins.
Proxy cards, unless otherwise indicated by the stockholder, confer upon the Proxy Committee discretionary authority to vote all shares of stock represented by the proxies on any matter which may be properly presented for action at the Annual Meeting even if not covered herein.
Quorum
The presence, in person (including virtually) or by proxy, of the holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.
Solicitation of Proxies
We will bear the cost of solicitation, including the preparation, assembly, printing and mailing of the proxy materials. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, text message, email, or other means by our directors, officers or other employees. No additional compensation will be paid to these individuals for any such services. We do not presently intend to solicit proxies other than by mail.
Information Regarding Director Nominations and Stockholder Proposals
Stockholder proposals intended to be included in the Proxy Statement and form of proxy for the Annual Meeting of Stockholders to be held in 2024, in addition to meeting certain eligibility requirements established by the SEC, must be in writing and received by the General Counsel at the Company’s principal executive offices on or prior to December 5, 2023. If the date of next year’s Annual Meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in our proxy materials is instead a reasonable time before we begin to print and mail our proxy materials. Notice of any stockholder proposal must include various matters as prescribed by the SEC, including a clear and concise description of the proposal, and the reasons for proposing it.
Any stockholder (i) who wishes to propose business to be considered by the stockholders at the Annual Meeting of Stockholders to be held in 2024, other than a proposal to be included in the Proxy Statement and form of proxy, or (ii) who wants to nominate a person for election to our Board at that meeting, must provide a written notice that sets forth the specified information described in our Amended and Restated Bylaws (the “Bylaws”) concerning the proposed business or nominee. The notice must be delivered to the Corporate Secretary at our principal executive offices, at the address set forth on the first page of this Proxy Statement, no earlier than January 18, 2024 and no later than February 17, 2024. A copy of our Bylaws can be obtained upon request directed to the address set forth on the first page of this proxy statement or is available on our website at www.crosscountryhealthcare.com. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b).
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Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries to satisfy delivery requirements for Notices of Internet Availability of proxy materials and, if applicable, proxy statements and annual reports to stockholders, with respect to two or more stockholders sharing the same address by delivering a single copy of the material addressed to those stockholders. This process, commonly referred to as “householding,” is designed to reduce duplicate printing and postage costs. We and some brokers may household Notices of Internet Availability of proxy materials and, if applicable, annual reports to stockholders and proxy materials, by delivering a single copy of the material to multiple stockholders sharing the same address unless contrary instructions have been received from the affected stockholders.
If a stockholder wishes in the future to receive a separate Notice of Internet Availability of proxy materials or, if applicable, the annual report to stockholders and proxy statement, or if a stockholder received multiple copies of some or all of these materials and would prefer to receive a single copy in the future, the stockholder should submit a request by telephone or in writing to the stockholder’s broker if the shares are held in a brokerage account or, if the shares are registered in the name of the stockholder, to our transfer agent, at 877-219-7066 or Computershare, Shareholder Services, P.O. Box 43006, Providence, RI 02940-3006 (regular mail) or 150 Royall Street, Canton, MA 02021 (overnight packages). We promptly will send additional copies of the relevant material following receipt of a request for additional copies.
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ANNUAL REPORT
We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, with the SEC which is available free of charge through our Internet website, www.crosscountryhealthcare.com. Stockholders may obtain a printed copy of the Annual Report on Form 10-K by writing to our Investor Relations department at 6551 Park of Commerce Boulevard, N.W., Boca Raton, Florida, 33487. In response to such request, we will furnish without charge the Annual Report on Form 10-K including financial statements, financial schedules, and a list of exhibits.
A copy of our Annual Report on Form 10-K for the year ended December 31, 2022, which includes the 2022 Form 10-K, is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting and who request an Annual Report on Form 10-K be mailed to them.
Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate by reference this proxy statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, references to the Audit Committee Charter and reference to the independence of the Audit Committee members are not deemed filed with the SEC, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.
By Order of the Board of Directors,

Susan E. Ball
Executive Vice President, Chief Administrative
Officer, General Counsel and Secretary
April 3, 2023
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ANNEX A
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES
The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures provide additional financial information that is meaningful and uses these measures to help evaluate operational results and make financial, operating and planning decisions. Management also uses these non-GAAP financial measures as performance measures in its incentive programs for certain members of its management team. Adjusted EBITDA, as defined, closely matches the operating measure typically used in the Company’s credit facilities in calculating various ratios. We believe these non-GAAP measures should be considered by investors and others when reviewing the Company’s performance.
We use Adjusted EBITDA and Adjusted EPS as supplemental measures to the financial measures we present in accordance with GAAP. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue from services. These non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with U.S. GAAP. These non-GAAP financial measures are provided for consistency and comparability to prior year results, and management believes they are useful to investors when evaluating the Company’s performance as they exclude certain items that management believes are not indicative of the Company’s operating performance. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies.
Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, amounts in thousands, except per share data)
	Year Ended December 31,
	2022	2021
Reconciliation of Adjusted EPS(1)
Diluted EPS, GAAP	$5.02	$3.53
Non-GAAP adjustments - pretax:
Acquisition and integration-related costs	0.02	0.03
Restructuring costs	0.05	0.06
Legal settlements and fees	—	(0.02)
Impairment charges	0.15	0.05
Loss on early extinguishment of debt	0.10	—
Applicant tracking system costs	0.01	0.03
Nonrecurring income tax adjustments	—	(0.62)
Tax impact of non-GAAP adjustments	(0.08)	—
Adjusted EPS, non-GAAP	$ 5.27	$ 3.06
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	Year Ended December 31,
	2022	2021
Reconciliation of Adjusted EBITDA(2)
Net income attributable to common stockholders	$188,461	$132,002
Interest expense	14,391	6,866
Income tax expense	67,864	1,206
Depreciation and amortization	12,576	9,852
Acquisition and integration-related costs	726	1,068
Restructuring costs	1,861	2,630
Legal settlements and fees	—	(1,141)
Impairment charges	5,597	2,070
Loss on disposal of fixed assets	44	219
Gain on lease termination	(1,325)	(542)
Other income, net	(55)	(447)
Equity compensation	7,393	6,894
Applicant tracking system costs	455	1,376
Loss on early extinguishment of debt	3,728	—
Adjusted EBITDA	$ 301,716	$ 162,053
(1)
Adjusted EPS, a non-GAAP financial measure, is defined as net income (loss) attributable to common stockholders per diluted share (diluted EPS, GAAP) before the diluted EPS impact of acquisition and integration-related costs, restructuring (benefits) costs, legal settlements and fees, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on sale of business, applicant tracking system costs, and nonrecurring income tax adjustments.

(2)
Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) attributable to common stockholders before interest expense, income tax expense (benefit), depreciation and amortization, acquisition and integration-related costs, restructuring (benefits) costs, legal settlements and fees, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on disposal of fixed assets, gain or loss on lease termination, gain or loss on sale of business, other expense (income), net, equity compensation, and applicant tracking system costs.

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CROSS COUNTRY HEALTHCARE

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CCRN2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CROSS COUNTRY HEALTHCARE, INC.

The Board of Directors recommends you vote FOR the following:

1. PROPOSAL TO ELECT EIGHT DIRECTORS FOR TERMS EXPIRING AT THE 2024 ANNUAL MEETING.

Nominees:

		For	Against	Abstain
1a.	Kevin C. Clark	☐	☐	☐
1b.	Dwayne Allen	☐	☐	☐
1c.	Venkat Bhamidipati	☐	☐	☐
1d.	W. Larry Cash	☐	☐	☐
1e.	Gale Fitzgerald	☐	☐	☐
1f.	John A. Martins	☐	☐	☐
1g.	Janice E. Nevin, M.D., MPH	☐	☐	☐
1h.	Mark Perlberg, JD	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:	For	Against	Abstain
2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.	☐	☐	☐
3. PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.	☐	☐	☐

The Board recommends that you vote "1 YEAR" on the following proposal:	1 Year	2 Years	3 Years	Abstain
4. PROPOSAL TO CONDUCT AN ADVISORY VOTE ON THE FREQUENCY OF FUTURE SAY ON PAY VOTES.	☐	☐	☐	☐

NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

CROSS COUNTRY HEALTHCARE, INC.
This Proxy is solicited on behalf of the Board of Directors

The undersigned, having duly received the Notice of Annual Meeting of Stockholders and the Proxy Statement, dated April 3, 2023, hereby appoints John A. Martins and Kevin C. Clark as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of Common Stock of Cross Country Healthcare, Inc. held of record by the undersigned on March 20, 2023, at the Annual Meeting of Stockholders to be held at 12:00 p.m., Eastern Time on Tuesday, May 16, 2023 via live webcast at www.virtualshareholdermeeting.com/CCRN2023 and at any adjournments or postponements thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this Proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND "1 YEAR" ON PROPOSAL 4, AND AT THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side